UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

GUARANTY BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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16475 Dallas Parkway, Suite 600

Addison, Texas 75001

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 17, 2023

The 2023 Annual Meeting of Shareholders (the “Meeting”) of Guaranty Bancshares, Inc. (the “Company”) will be held in person at the Company's deposit operations center in the Region 8 Education building, 4845 US-271 N., Pittsburg, TX 75686 and online via a live broadcast on Wednesday, May 17, 2023, beginning at 2:00 p.m., (Central Time), for the following purposes:

1.
To elect four Class II directors to serve on the board of directors of the Company until the Company’s 2026 Annual Meeting of Shareholders or until their successors are duly elected and qualified;
2.
To make a non-binding advisory vote on the compensation of the Company’s named executive officers;
3.
To make a non-binding advisory vote on the frequency of shareholder advisory votes on executive compensation;
4.
To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023; and
5.
To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

The close of business on March 21, 2023 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the main office of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

You are cordially invited and urged to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy. Your proxy may be revoked at any time before it is voted.

By Order of the Board of Directors,

Ty Abston
Chairman of the Board & CEO

Addison, Texas

April 3, 2023

YOUR VOTE IS IMPORTANT. To ensure your representation at the Meeting, you are urged to complete, date, and sign the enclosed proxy and return it in the accompanying envelope at your earliest convenience, regardless of whether you plan to attend the Meeting. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable at any time before it is voted at the Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2023

This proxy statement, along with our Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2022, are available free of charge on the following website: gnty.com.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 17, 2023

We are providing these proxy materials in connection with our 2023 annual meeting of shareholders, to be held at the Company's deposit operations center in the Region 8 Education building, 4845 US-271 N., Pittsburg, TX 75686, and online via a live broadcast on Wednesday, May 17, 2023, beginning at 2:00 p.m., (Central Time). This proxy statement, the notice of the meeting and the enclosed proxy card are being first sent to our shareholders on or about April 3, 2023.

When we refer in this proxy statement to “we,” “our,” “us,” and “the Company,” we are referring to Guaranty Bancshares, Inc., unless the context indicates otherwise. When we refer to “you” and “your,” we are referring to the shareholder reading this proxy statement.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 17, 2023

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at our corporate website, gnty.com:

•
Notice of 2023 Annual Meeting of Shareholders to be held on Wednesday, May 17, 2023;
•
Proxy Statement for 2023 Annual Meeting of Shareholders to be held on Wednesday, May 17, 2023;
•
Form of Proxy; and
•
Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

ABOUT THE ANNUAL MEETING

Q: When and where will the meeting be held?

A: The meeting is scheduled to take place at 2:00 p.m., Central Time, on Wednesday, May 17, 2023, at the Company's deposit operations center in the Region 8 Education building, 4845 US-271 N., Pittsburg, TX 75686 and will also be broadcast online via a live webcast. You will able to attend the meeting in person or online, submit your questions and comments during the meeting, and vote your shares during the meeting. You may register to attend the online meeting at www.gnty.com/annualmeeting. Once registered, you will receive instructions via e-mail or by telephone about how to attend the online meeting.

Q: What is the purpose of the meeting?

A: This is the 2023 annual meeting of shareholders of the Company. At the meeting, shareholders will act upon the matters outlined in the notice attached to this proxy statement, including the following:

1.
To elect four Class II directors to serve on the board of directors of the Company until the Company’s 2026 annual meeting of shareholders or until their successors are duly elected and qualified;
2.
To make a non-binding advisory vote on the compensation of the Company’s named executive officers (the "Say-on-Pay Vote");
3.
To make a non-binding advisory vote on the frequency of shareholder advisory votes on executive compensation (the "Say-on-Frequency Vote");
4.
To ratify the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023; and
5.
To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Q: Who are the nominees for Class II director?

A: The following individuals, who all currently serve as Class II directors, have been nominated for reelection as Class II directors:

Tyson T. Abston	Richard W. Baker
Jeffrey W. Brown	James M. Nolan, Jr.

The board of directors recommends that you vote FOR the election of each of the Class II director nominees listed above for election to the board of directors.

Q: Who is soliciting my vote?

A: Our board of directors is soliciting your vote for the 2023 annual meeting.

Q: What is a proxy?

A: A proxy is a legal designation of another person, the proxy, to vote on your behalf. By completing and returning the enclosed proxy card, or registering your proxy vote by telephone or over the Internet, you are giving the named proxies, who were appointed by our board, the authority to vote your shares in the manner that you indicate on your proxy card or by phone or Internet. If you intend to vote by telephone or through the website, you should retain the proxy card as you will need the control number printed on your proxy card to vote.

Q: What is a proxy statement?

A: A proxy statement is a document that describes the matters to be voted upon at the meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign and return a proxy card to vote your stock at a meeting of the Company’s shareholders.

Q: Who is entitled to vote at the annual meeting?

A: You are entitled to receive notice of and to vote at the 2023 annual meeting if you owned shares of our common stock at the close of business on March 21, 2023, which is the date that our board of directors has fixed as the record date for the meeting. The record date is established by our board as required by Texas law. On the record date, 11,932,849 shares of our common stock were outstanding.

Q: What are the voting rights of the shareholders?

A: Each holder of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. Our certificate of formation prohibits cumulative voting.

The holders of at least a majority of the outstanding shares of common stock must be represented at the annual meeting, by attending the virtual meeting or by proxy, in order to constitute a quorum for the transaction of business. At any annual meeting, whether or not a quorum is present, the chairman of the annual meeting or the holders of a majority of the issued and outstanding common stock, present through virtual attendance or represented by proxy and entitled to vote at the annual meeting, may adjourn the annual meeting from time to time without notice or other announcement.

Q: What is the difference between a shareholder of record and a “street name” holder?

A: These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent, you are considered the shareholder of record with respect to those shares. The proxy statement and proxy card have been sent directly to you by Computershare Trust Company, N.A. at our request.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the shareholder of record of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The proxy statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q: What is “householding” and how does it affect me?

A: With respect to eligible shareholders who share a single address, we are sending only one copy of the notice and proxy statement to that address unless we have received instructions to the contrary from any shareholder at that address. Eligible shareholders will continue to have access and receive separate proxy cards. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, a shareholder of record residing at such address who wishes to receive a separate copy of the notice and proxy statement in the future may contact us by mail at Guaranty Bancshares, Inc., 16475 Dallas Parkway, Suite 600, Addison, Texas 75001, Attn: Corporate Secretary, or by phone at (888) 572-9881. Eligible shareholders of record receiving multiple copies of the notice and proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the bank, broker or other nominee.

Q: What do I need to do now?

A: The process for voting your shares depends on how your shares are held as described above.

Record Holders. If you are a record holder on the record date for the annual meeting, you may attend the annual meeting and vote in person or you may vote by proxy. If you are a record holder and want to vote by proxy, you may submit voting instructions by telephone by calling 1-800-652-VOTE (8683) and following the instructions provided on the call, or by visiting the website envisionreports.com/GNTY and following the instructions for Internet voting on that website. If you are voting by telephone or through the website, you will need to have the control number printed on your proxy card. You may also vote on a paper proxy card enclosed with this proxy. Your proxy card must be received by the Company by no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting, or you may attend the annual meeting and vote in person. Please note that telephone and Internet voting will close at 2:00 p.m., Central Time, on Wednesday, May 17, 2023.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the virtual annual meeting.

“Street Name” Holders. If you hold your shares in “street name,” your bank, broker or other nominee should provide you with voting instructions. You should follow these instructions to direct your nominee on how to vote your shares. If you complete the voting instructions but fail to indicate voting instructions for one or more of the proposals, then your broker will be unable to vote your shares with respect to the proposal(s) as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to Proposal Four—the ratification of the appointment of Whitley Penn LLP.

Alternatively, if you hold your shares in “street name” and you want to participate in or vote your shares through the in person or online annual meeting, you must register in advance. To register in advance to vote during the annual meeting, you must submit proof of your proxy power (legal proxy) reflecting your GNTY stock holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on May 8, 2023. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Guaranty Bancshares Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued legal proxy. After you send your legal proxy to Computershare Trust Company, N.A., you will receive a control number that you will allow you to vote your shares prior to or during the annual meeting by calling 1-800-652-VOTE (8683) and following the instructions provided on the call, or by visiting the website envisionreports.com/GNTY and following the instructions for Internet voting on that website. If you fail to provide your legal proxy prior to the annual meeting, you will not be able to vote your shares at the in person or online annual meeting.

Q: How does the board of directors recommend that I vote my shares?

A: The board of directors recommends a vote:

• FOR the election of each of the four Class II director nominees,

• FOR the approval of the compensation paid to the Company's Named Executive Officers,

• FOR an annual vote on the frequency of shareholder advisory votes on executive compensation, and

• FOR the proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for 2023.

Q: How will my shares be voted if I return my proxy, but don’t specify how my shares will be voted?

A: If you are a record holder who returns a completed proxy card, or votes by phone or Internet, but you do not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

• FOR the election of each of the four Class II director nominees,

• FOR the approval of the compensation paid to the Company's Named Executive Officers,

• FOR an annual vote on the frequency of shareholder advisory votes on executive compensation, and

• FOR the proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for 2023.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of the appointment of Whitley Penn LLP (Proposal 4).

Q: What are my choices when voting?

A: Election of Class II Directors (Proposal 1). You may vote FOR or AGAINST, or you may ABSTAIN from voting, with respect to each director nominee.

Named Executive Officer Compensation Program / Say-on-Pay Vote (Proposal 2). You may vote FOR or AGAINST the proposal, or you may ABSTAIN from voting on the proposal.

Frequency of Say-on-Pay Votes (Proposal 3). You may vote whether to hold say-on-pay votes every ONE, TWO or THREE years, or you may ABSTAIN from voting on the proposal.

Ratification of Whitley Penn LLP (Proposal 4). You may vote FOR or AGAINST the proposal, or you may ABSTAIN from voting on the proposal.

Q: Can I attend the meeting and vote in person?

A: Yes. All shareholders are invited to attend the annual meeting in person at the Company's deposit operations center in the Region 8 Education building, 4845 US-271 N., Pittsburg, TX 75686 or by joining our live online webcast. You may register to attend the online meeting at www.gnty.com/annualmeeting. Shareholders of record on the record date for the annual meeting can vote in person or vote electronically during the annual meeting. If your shares of common stock are held in “street name,” then you are not the shareholder of record. In order for you to vote the shares that you beneficially own and that are held in “street name” during the annual meeting, you must register in advance of the virtual annual meeting. See the response to the question “What do I need to do now?—“Street Name” Holders” above.

Q: Will I be able to attend the annual meeting physically in person?

A: Yes. All shareholders are invited to attend the annual meeting in person at the Company's deposit operations center in the Region 8 Education building, 4845 US-271 N., Pittsburg, TX 75686.

Q: May I change my vote after I have submitted my proxy card?

A: Yes. Regardless of the method used to cast a vote, if a shareholder is a holder of record, he or she may change his or her vote by:

• delivering to us prior to the annual meeting a written notice of revocation addressed to: Guaranty Bancshares, Inc., 16475 Dallas Parkway, Suite 600, Addison, Texas 75001, Attn: Corporate Secretary;

• completing, signing and returning a new proxy card with a later date than your original proxy card, provided that such new proxy card is received prior to the annual meeting, and any earlier proxy will be revoked automatically;

• logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions indicated on the proxy card; or

• attending the annual meeting and voting during the annual meeting, and any earlier proxy will be revoked. However, simply attending the annual meeting without voting will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

Q: What vote is required to approve each item?

A: Election of Class II Directors (Proposal 1). Because this is an uncontested election, meaning the number of nominees is equal to the number of directors to be elected, each nominee will be elected to the board of directors if the nominee receives a majority of the votes cast, which means that the four Class II director nominees must each receive more votes “for” than “against” to be elected.

Executive Compensation / Say-on-Pay Vote (Proposal 2). The proposal is a non-binding advisory vote for the approval of the executive compensation program. The outcome of the proposal will be considered by the Compensation Committee in future executive compensation decisions.

Frequency of Say-on-Pay Vote (Proposal 3). The proposal is a non-binding advisory vote for how frequently shareholders will vote on the executive compensation program described in Proposal 2. The outcome of the proposal will be considered by the Compensation Committee to determine how frequently say-on-pay votes will occur.

Ratification of Whitley Penn LLP (Proposal 4). The proposal to ratify Whitley Penn LLP as our independent registered public accounting firm for 2023 will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Q: How are broker non-votes and abstentions treated?

A: A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm (Proposal 4). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of Class II directors to our board (Proposal 1), the Say-on-Pay Vote (Proposal 2), or the Say-on-Frequency Vote (Proposal 3).

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees because broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the annual meeting. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

Q: Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the annual meeting?

A: No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the annual meeting.

Q: What are the solicitation expenses and who pays the cost of this proxy solicitation?

A: Our board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s common stock.

Q: Is this proxy statement the only way that proxies are being solicited?

A: No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services.

Q: Are there any other matters to be acted upon at the annual meeting?

A: Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the annual meeting for which advance notice was not received by the Company in accordance with the Company’s Third Amended and Restated Bylaws, or the Bylaws. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Q: Where can I find the voting results of the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspector of election after the vote at the annual meeting. We will publish the final voting results in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

Q: Who can help answer my questions?

A: The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement and the accompanying annual report. If you have additional questions about the proxy statement or the annual meeting, you should contact Guaranty Bancshares, Inc., 16475 Dallas Parkway, Suite 600, Addison, Texas 75001, Attn: Corporate Secretary; telephone (888) 572-9881.

PROPOSAL 1 - ELECTION OF DIRECTORS

General

Our board of directors currently consists of 11 directors, including one vacancy. In accordance with the Company’s Certificate of Formation, the members of the board of directors are divided into three classes as equal in number of directors as possible: Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class II directors expires at the 2023 annual meeting. The terms of the Class III and Class I directors expire at the annual meeting of shareholders in 2024 and 2025, respectively. At the 2023 annual meeting, our shareholders will be asked to elect four persons to serve as Class II directors until the 2026 annual meeting of shareholders or until their successors are elected and qualified.

The Corporate Governance and Nominating Committee has recommended to the board of directors, and the board of directors has approved the nomination of, the following four individuals to serve as Class II directors of the Company until the Company’s 2026 annual meeting of shareholders and each until his or her respective successor is duly elected and qualified or until his or her earlier resignation or removal:

Name	Age	Position with Company	Director Since
Tyson T. Abston	57	Director, Chairman of the Board and Chief Executive Officer	2002
Richard W. Baker	63	Director	2015
Jeffrey W. Brown	61	Director	2020
James M. Nolan, Jr.	62	Director	2020

Each of the nominees has previously served as a director of the Company and has agreed to serve as a director, if elected, for an additional term. If any of the nominees should become unable to serve as a director, our board of directors may designate a substitute nominee. In that case, the persons named on the proxy card as proxies may vote for the substitute nominee or nominees recommended by our board of directors. We have no reason to believe that any of the four nominees for election named above will be unable to serve.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the four director nominees listed above. Although each nominee has consented to being named in this proxy statement and to serve if elected, if any nominee should prior to the annual meeting decline or become unable to serve as a director, the proxies will be voted by the proxy holders for such other person as may be designated by the present board of directors.

Pursuant to the Company's Certificate of Formation, directors are elected by a majority of the votes cast in the election of directors, meaning that each candidate must receive more votes "for" than votes "against." However, if there are more nominees for director than there are available directorships, then the directors are elected by plurality, meaning those nominees receiving the most votes "for" will be elected director.

If a director does not receive a majority of the votes cast for his or her election, our Corporate Governance Guidelines require that the director promptly tender her or her resignation to the board of directors. The Corporate Governance and Nominating Committee will consider whether or not to accept such resignation and provide its recommendation to the full board no later than 60 days after the relevant shareholder meeting based on the factors set forth in our Corporate Governance Guidelines, and the full board of directors will make a final determination, considering such recommendation, of whether to accept or reject the tendered resignation no later than 90 days after the relevant shareholder meeting. The Company will disclose the board's decision, including a full explanation of the process by which the decision was reached, in a public filing with the SEC. If the resignation is accepted by the board, the Corporate Governance and Nominating Committee will recommend to the board of directors whether to reduce the number of directors or to fill the vacant directorship.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

Information Regarding Director Nominees

A brief description of the background of each of the nominees for Class II director is set forth below. No nominee has a family relationship with any other executive officer or director.

Tyson T. Abston. Mr. Abston serves as Chairman of the Board and Chief Executive Officer of both the Company and the Bank. Mr. Abston joined the Bank as Senior Vice President in 1997, having previously served four years as an officer of another bank. He has previously served as President of the Bank’s Texarkana, Texas location and as Executive Vice President and President of the Bank. Mr. Abston has served as a director of the Bank since 1999 and a director of the Company since 2002. In 2005, Mr. Abston was elected President and Chief Executive Officer of the Bank and in 2006, he was appointed President of the Company. In 2013, Mr. Abston was appointed Chairman and Chief Executive Officer of both the Company and the Bank. He is also Chairman of the Executive Committee, and either chairs or is a member of all the key operational committees of the Bank. He has served on the boards of the Federal Home Loan Bank of Dallas, Independent Bankers Association of Texas and Texas Security Bank in Dallas. Mr. Abston has also served on various charitable organization boards, including Mount Pleasant Habitat for Humanity, Mount Pleasant Industrial Foundation and the Titus County Child Welfare Board. Mr. Abston is a graduate of the University of North Texas, B.B.A. in Finance, 1988, and Texas A&M University-Texarkana, MBA, 1990. Mr. Abston’s extensive experience in banking, as well as his long-standing business and banking relationships in our markets, qualify him to serve on our board of directors.

Richard W. Baker. Mr. Baker has served on the Company board of directors since 2015 and has served as a director of the Bank since 2013. Mr. Baker serves on our Compensation Committee, Corporate Governance and Nominating Committee, as well as the Bank’s Directors’ Loan Committee, Executive Committee and Trust Committee. Mr. Baker began his career in the utility and equipment trailer industry in 1977 and founded Big Tex Trailer Manufacturing, Inc. in 1982, where he served as President and Chief Executive Officer until 2012, when he partnered with H.I.G. Capital. He continued as CEO and Chairman of Big Tex until 2015 when the Company was sold to Bain Capital and became one of their portfolio companies. He continues to be involved with the company as a shareholder and board member. In 2001, Ernst & Young presented Mr. Baker with the Young Entrepreneur of the Year Award. In 2015, the National Association of Trailer Manufacturers awarded him the Outstanding Member Award, and in 2016, he was honored with the Lifetime Achievement Award by the Titus County Chamber of Commerce. Mr. Baker is a present and past supporter of several civic and non-profit organizations throughout Titus County and is currently a board member of Titus Regional Medical Center. Recently, Mr. Baker and his wife Kelly, started Ignite Youth Club, Inc., which provides after school and summer enrichment programs for the youth of Titus County. Mr. Baker’s extensive experience in business, manufacturing, ranching and personal investments, as well as his long-standing personal and professional relationships throughout Texas and the United States, qualify him to serve on our board of directors.

Jeffrey W. Brown. Mr. Brown joined the Company board of directors in 2020 and has served as a director of the Bank since 2015. Mr. Brown serves on our Audit and KSOP Committees, as well as the Bank’s Directors’ Loan Committee and Trust Committee. Mr. Brown is co-founder and managing partner of RoseRock Capital Group in Bryan, Texas where he helps direct the firm’s acquisitions while overseeing all financial and legal concerns of the firm. He is also responsible for developing equity capital resources and assists with investor relations. Mr. Brown has led numerous mergers and acquisitions of both public and private companies with deal values in excess of $5 billion and has led venture capital investments in more than a dozen companies valued in excess of $100 million. He also serves as a board member of Rogers Ventures Enterprises. Mr. Brown has served on numerous boards of directors of both public and private corporations over the last 25 years, including frequently participating on audit and executive committees for those entities. He is a graduate of the University of Houston and the South Texas College of Law with a B.A. degree in Finance and Accounting and a J.D., magna cum laude, respectively. Mr. Brown’s extensive financial and legal business experience, as well as his years of experience in the Central Texas area and as a director of the Bank, qualify him to serve on our board of directors.

James M. Nolan, Jr. Mr. Nolan joined the Company board of directors in 2020 and has served as a director of the Bank since 2015. Mr. Nolan serves on our Audit, Corporate Governance and Nominating, and Compensation Committee, as well as the Bank’s Directors’ Loan Committee and Executive Committee. Mr. Nolan is a co-founder of Proterra Properties, an integrated real estate firm and investment management company which specializes in new developments and acquisitions. Before co-founding Proterra Properties, he spent a majority of his career with the Vantage Companies, a national real estate developer, where he was integrally involved in the formation of its asset management group. Mr. Nolan also co-founded Dallas City Bank in 2003, serving on its board of directors and several committees until it was acquired by Guaranty Bank & Trust in 2015. Mr. Nolan has participated in many civic activities, which has included a directorship at the Rise School of Dallas. He is a current member of the Salesmanship Club of Dallas and past member of its Foundation Board. He is a graduate of Southern Methodist University with an M.B.A. in Real Estate and Finance and is a licensed real estate broker in the state of Texas. Mr. Nolan’s wealth of real estate and investment experience, particularly in the Dallas /

Fort Worth market, as well as his experience as a director of the Bank and former director of Dallas City Bank, qualify him to serve on our board of directors.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS

General

Our board of directors is composed of 11 members, including one current vacancy, and is divided into three classes of directors, serving staggered three-year terms. Approximately one-third of our board of directors is elected by our shareholders at each annual shareholders’ meeting for a term of three years, and the elected directors hold office until their successors are elected and qualified or until such director’s earlier death, resignation or removal. Our executive officers are appointed by our board of directors and hold office until their successors are duly appointed and qualified or until their earlier death, resignation or removal.

The board of directors of Guaranty Bank & Trust consists of 14 members. All of the Company’s directors serve on the board of directors of Guaranty Bank & Trust, except for Clifton A. Payne and Sondra Cunningham. As the sole shareholder of Guaranty Bank & Trust, we elect the directors of the Bank annually for a term of one year and the directors of the Bank hold office until their successors are elected and qualified or until such director’s earlier death, resignation or removal. The executive officers of Guaranty Bank & Trust are appointed by the Bank’s board of directors and hold office until their successors are duly appointed and qualified or until their earlier death, resignation or removal.

Continuing Directors

A brief description of the background of each of our continuing Class I and Class III directors together with the experience, qualifications, attributes or skills that we believe qualifies each director to serve on our board of directors is set forth below. Similar information for each of the current Class II directors, who have each been nominated to continue to serve in such role, has been provided above. No director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officer.

Name	Age	Position with Company	Position with Bank
James S. Bunch	62	Class III Director	Director
Sondra Cunningham	62	Class III Director and Secretary	Senior Vice President and Chief Culture Officer
Bradley K. Drake	52	Class I Director	Director
Christopher B. Elliott	54	Class III Director	Director
Carl Johnson, Jr.	67	Class I Director	Director
Kirk L. Lee	61	Class I Director and President	Vice Chairman of the Board and Chief Credit Officer
Clifton A. Payne	65	Class I Director, Senior Executive Vice President and Chief Financial Officer	Senior Executive Vice President

James S. Bunch. Mr. Bunch was elected to serve on the Company board of directors in 2014 and has served as a director of the Bank since 2012. Mr. Bunch serves as Chairman of the Compensation Committee, and as a member of the Corporate Governance and Nominating Committee, the Audit Committee, and the Bank’s Directors’ Loan and Executive Committees. Since 2006, Mr. Bunch has served as the President and Chief Executive Officer of BWI Companies, Inc., a privately held distribution company that has nine full service distribution locations and 10 secondary locations servicing 15 states in the south and mid-south. BWI Companies, Inc. has 635 employees with annual revenue of approximately $600 million. Prior to his appointment as the President and Chief Executive Officer, Mr. Bunch served as Vice President of Sales and the Texarkana location manager for BWI Companies, Inc. Mr. Bunch has over 35 years of experience managing a complex distribution company and has authored many articles regarding the growth and management of a successful business enterprise. Mr. Bunch has served as President of the National Lawn and Garden Distributors Association and as Chairman of the board of directors for Prokoz (distributor chemical buying group), Chairman of the board of directors for Gro Group (distributor lawn and marketing group) and board of directors member for Voluntary Purchasing Group (member owned fertilizer and chemical manufacturing co-op). Mr. Bunch is a very active member and either chairs or serves on several committees at Williams Memorial Methodist Church in Texarkana, Texas. Mr. Bunch currently serves or has served on many charitable boards such as Christus St. Michael Hospital Foundation, Methodist Retirement Communities Board of Directors and Water Springs Ranch (a neglected children’s home). Mr. Bunch is a graduate of Stephen F. Austin State University, B.S. in Agriculture and a minor in Business Management, 1983. Mr. Bunch’s extensive management, strategic planning and mergers and acquisitions experience, as well as his community involvement, qualify him to serve on our board of directors.

Sondra Cunningham. Ms. Cunningham was appointed to our board of directors in November 2022. She currently serves as Senior Vice President and Chief Culture Officer of the bank, as well as serving as Board Secretary for both the

Bank and Holding Company since 2014. She joined the bank in 1984 and has worked in various areas of the bank. She serves on the bank’s Community Development and Outreach Committee, Personnel Committee, and Expansion Committees. Ms. Cunningham’s extensive banking experience and long tenure at the bank qualifies her to serve on our board of directors.

Bradley K. Drake. Mr. Drake has served on our board of directors since 2013 and has served as a director of the Bank since 2007. He currently serves as a member of the Compensation Committee, Corporate Governance and Nominating Committee and the Bank's Trust Committee. Mr. Drake joined Lamar Companies, LLC in 2006 and currently serves as its Chief Executive Officer. Lamar Companies, LLC is a construction services company headquartered in Paris, Texas. Mr. Drake graduated with a bachelor of business administration in finance from Texas Tech University in 1993. Mr. Drake’s extensive commercial real estate experience, as well as his knowledge and business relationships throughout the state of Texas, qualify him to serve on our board of directors.

Christopher B. Elliott. Mr. Elliott has served on our board of directors since 2010 and has served as a director of the Bank since 2004. He is Chairman of our Corporate Governance and Nominating Committee and our Audit Committee and serves on our KSOP Committee, Compensation Committee and the Bank’s Directors’ Loan and Executive Committees. Mr. Elliott has served as the managing partner of Kartos Holdings, L.P. since 2006. Kartos Holdings, L.P. owns several automobile dealerships with locations in Mount Pleasant, Kilgore, Jacksonville, Carthage, Palestine and Navasota, Texas, as well as the real estate holdings associated with their operations. Mr. Elliott is a graduate of Texas Christian University, B.B.A. in Management, 1990. He is currently a member of the City of Mount Pleasant Airport Advisory Board. Mr. Elliott’s extensive business experience and contacts in our East Texas markets qualify him to serve on our board of directors.

Carl Johnson, Jr. Mr. Johnson has served on our board of directors since 2003 and has served as a director of the Bank since 1991. He is Chairman of our KSOP Committee and serves on our Audit Committee, as a financial expert, and on our Corporate Governance and Nominating Committee and the Bank’s Directors’ Loan Committee. Mr. Johnson is a Certified Public Accountant and has been an owner of Baker & Johnson, PC since 1989. Mr. Johnson served as the County Auditor for Titus County from 1992 to 2019. He is a graduate of the University of Texas – Arlington, B.B.A. in Accounting, 1979. Mr. Johnson’s extensive financial and accounting experience qualifies him to serve on our board of directors.

Kirk L. Lee. Mr. Lee serves as President of the Company and as Vice Chairman and Chief Credit Officer of the Bank. Mr. Lee serves as Chairman of the Bank’s Directors’ Loan Committee, is a member of the Bank’s Executive Committee and either chairs or is a member of all the key operational committees of the Bank. Mr. Lee joined the Bank in 1992, serving as President of the Bank’s Paris, Texas office. Mr. Lee served as the President and Chief Credit Officer of the Bank from 2011 until his promotion to Vice Chairman and Chief Credit Officer in 2014. Mr. Lee has served as a director of the Bank since 2002 and a director of the Company since 2005. Mr. Lee has over 35 years of banking experience, and previously worked at the Arkansas State Banking Department as a Bank Examiner Supervisor and worked a number of years in commercial lending and management at another community bank prior to joining us. He is a graduate of Ouachita Baptist University, B.B.A., 1983. In addition, he received a graduate degree in commercial banking from the Southwestern Graduate School of Banking in 1989. His extensive experience in bank regulation and community bank management, coupled with his long-standing business and banking relationships in our markets, qualifies him to serve on our board of directors.

Clifton A. Payne. Mr. Payne serves as the Senior Executive Vice President and Chief Financial Officer of the Company. Mr. Payne is a member of all the key operational committees of the Bank. Mr. Payne joined the Bank in 1984 as a Credit Analyst, before advancing to Senior Loan Officer, Controller, and Investment Officer. He has served as a director of the Company since 1995 and served as a director of the Bank from 1995 until 2016. He currently serves as an advisory member of the Bank’s board of directors. Prior to joining the Bank, Mr. Payne spent four years in private practice with a regional certified public accounting firm. With over 35 years of executive financial experience, Mr. Payne is a graduate of Baylor University, B.B.A. in Accounting, 1980 and is a licensed Certified Public Accountant. Mr. Payne’s deep institutional knowledge and extensive banking experience qualify him to serve on our board of directors.

Executive Officers

Certain information regarding each of our executive officers, including a brief description of the background of each of the executive officers of the Company who are not also directors, is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or director.

Name	Age	Position with Company	Position with Bank
Tyson T. Abston	57	Class II Director, Chairman of the Board and Chief Executive Officer	Chairman of the Board and Chief Executive Officer
Martin C. Bell	61	-----	Executive Vice President and Chief Operations Officer
W. Travis Brown	41	-----	Executive Officer and Austin Area Chairman
Charles A. Cowell	67	-----	Vice Chairman of the Board and Senior Executive Officer
Lisa Gallerano	62	-----	Executive Vice President and General Counsel
Shalene A. Jacobson	45	Executive Vice President and Chief Risk Officer	Executive Vice President and Chief Financial Officer
Kirk L. Lee	61	Class I Director and President	Vice Chairman of the Board and Chief Credit Officer
Harold E. Lower, II	58	-----	Executive Vice President
Clifton A. Payne	65	Class I Director, Senior Executive Vice President and Chief Financial Officer	Senior Executive Vice President
A. Craig Roberts	52	-----	Executive Vice President
Robert P. Sharp	57	-----	Executive Vice President

Martin C. Bell. Mr. Bell has been an Executive Vice President of the Bank since 2005. He has commercial, real estate, and consumer lending responsibilities and serves as Chief Operations Officer. He leads the Bank’s strategic planning process and integrations of mergers and acquisitions. Mr. Bell either chairs or is a member of several key operational committees of the Bank. He has over 35 years of banking experience. He is a graduate of Texas Christian University, B.B.A. in Finance, is a graduate of the Texas Tech University Intermediate and Advanced Schools of Banking and graduated with Honors from the Southwestern Graduate School of Banking in Dallas.

W. Travis Brown. Mr. Brown has been an Executive Officer of the Bank since 2022 and currently serves as Austin Area Chairman. In his capacity as an Executive Officer of the Bank and Austin Area Chairman, Mr. Brown is responsible for overseeing the full operations of the three Greater Austin Markets; Austin, Lakeway, and Georgetown. He serves as a member on several critical operational committees of the Bank. Mr. Brown joined the Bank in 2017 as the Market President of Austin. He has over seventeen years of commercial banking experience, working with a variety of businesses, investors, and industries. Mr. Brown earned his BBA with honors from St. Edwards University in Austin after honorably serving in the United States Marine Corps. He then earned his Master’s in Business Administration from the University of Texas at the McCombs School of Business.

Charles A. Cowell. Mr. Cowell has been an Executive Vice President of the Bank since 2015 and has served on the Bank’s board of directors since October 2016, currently serving as Vice Chairman. He has extensive lending and administrative oversight of all Dallas/Fort Worth MSA locations as well as the Bank’s trust, mortgage lending, mortgage warehouse lending, SBA lending, credit administration, treasury, learning development and marketing divisions. He also either chairs or serves as a member on all the critical operational committees of the Bank. Mr. Cowell served as President and Chief Executive Officer of Preston State Bank and its parent company DCB Financial in Dallas from 2009 until its acquisition by the Company in 2015. He has over 50 years of industry experience, having served in executive positions for both privately held and publicly-traded institutions in the Midland, Graham, Abilene, and Houston, Texas markets. Cowell received his undergraduate degree in finance from Texas Tech University and is a graduate of the National Installment Lending School in Norman, Oklahoma and the Southwestern Graduate School of Banking in Dallas.

Lisa Gallerano. Ms. Gallerano currently serves as Executive Vice President and General Counsel of the Bank. Before joining the Bank in 2021, she spent 5 years as general counsel for a leading international data management and marketing company, where she served as chief legal advisor and headed the legal department. In 2016 she moved to corporate in-house counsel after 28 years in private practice at one of the top 50 global law firms, where she was a partner in the business litigation and counseling practice primarily representing corporate defendants, but also representing corporate plaintiffs in protecting their business interests and opportunities. A current board member of the Dallas Film Society, Inc., she has served on the boards of Shakespeare Dallas, Inc. and Catholic Charities of Dallas, Inc. She is a graduate of the University of Dallas, SMU Dedman School of Law, and the Leadership Dallas Class of 2006 - 2007.

Shalene A. Jacobson. Ms. Jacobson currently serves as Executive Vice President and Chief Risk Officer of the Company and as Executive Vice President and Chief Financial Officer of the Bank. Prior to joining the Bank in 2016, she spent 13 years working in public accounting, specializing in financial statement audits and consulting projects for banks and private equity companies. As a result, she has extensive financial and operational knowledge of most banking functions and products. In her consulting role, she aided companies in preparing for initial public offerings and for developing and implementing risk-based audit methodologies, including integration with the Committee of Sponsoring Organizations (COSO) and Sarbanes-Oxley requirements. She also chairs the Bank’s Asset Liability Management and Enterprise Risk Management Committees and serves as a member on several other key operational committees of the Bank. She has served as a board member or volunteer for various non-profit organizations. Ms. Jacobson received her undergraduate degree, summa cum laude, from Auburn University Montgomery and a Master of Accountancy degree from Auburn University. She is a Certified Public Accountant and Certified Internal Auditor.

Harold E. Lower, II. Mr. Lower has been an Executive Vice President of the Bank since 2010 and serves on the Directors’ Loan Committee. He served as a member of the Company board of directors from 2013 through 2015 and a member of the Bank’s board of directors from 2012 through 2015. He also serves as a member on all the key operational committees of the Bank. In his capacity as Executive Vice President of the Bank, Mr. Lower is responsible for overseeing the operations of the Bank’s four locations in the Houston area MSA. Mr. Lower joined the Bank in 2009 as a Senior Vice President, having previously served eight years as an officer of a Northeast Texas bank. Mr. Lower has over 30 years’ experience in the financial services industry. He is a graduate of Texas A&M University, B.B.A. in Accounting, 1987.

A. Craig Roberts. Mr. Roberts currently serves as Executive Vice President for the Bank. In addition to commercial lending responsibilities, Mr. Roberts has administrative oversight of the Bank’s thirteen locations in Rockwall, Hunt, Hopkins, Lamar, Red River, Franklin, Gregg, Harrison and Bowie Counties. Mr. Roberts serves as a member on key operational committees of the Bank. Mr. Roberts joined the Bank in 1998 as a credit analyst in the Paris market. He has served directly in three markets with Sulphur Springs being the most recent, having previously served in banking and public accounting. Mr. Roberts has over 25 years of banking experience. He is a graduate of Austin College, B.A., 1993, and Southwestern Graduate School of Banking, 2004, where he now serves on faculty. He currently serves as a trustee for the Sulphur Springs Independent School District as President and is active in many non-profit organizations in addition to community events.

Robert P. Sharp. Mr. Sharp currently serves as Executive Vice President and Chief Risk Officer for the Bank. In addition to commercial lending responsibilities, Mr. Sharp has administrative oversight of the Bank’s Mount Pleasant and Pittsburg locations, regulatory compliance and loan operations divisions. Mr. Sharp chairs or serves as a member on all key operational committees of the Bank. Mr. Sharp joined the Bank in 2006 as Senior Vice President, having previously served 23 years with various North Texas banks. Mr. Sharp has over 35 years of banking experience. He is a graduate of Texas Tech University, B.A., 1990, and attended the American British College in Barcelona, Spain. Mr. Sharp also graduated with honors from the Southwestern Graduate School of Banking in 2007. He serves as a trustee at Northeast Texas Community College and is a member of the Mount Pleasant Rotary Club.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

General

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our board of directors has adopted Corporate Governance Guidelines, which set forth the framework within which our board, assisted by our board committees, directs the affairs of our organization. The Guidelines address, among other things, the composition and functions of the board, director independence, compensation of directors, management succession and review, board committees and selection of new directors. In addition, our board of directors adopted a Code of Conduct and an Insider Trading Policy that apply to all of our directors, officers and employees, as well as a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Our Corporate Governance Guidelines, as well the Code of Conduct, Insider Trading Policy and Code of Ethics, are available on our website at gnty.com. Any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by the New York Stock Exchange rules.

Board Independence

Under the rules of the New York Stock Exchange (the "NYSE"), independent directors must comprise a majority of our board of directors. The rules of the NYSE, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

Our board of directors has evaluated the independence of its members based upon the rules of the NYSE and the SEC. Applying these standards, our board of directors has affirmatively determined that directors Baker, Brown, Bunch, Drake, Elliott, Johnson and Nolan are “independent directors” under the applicable rules. This group of independent directors include three of the four nominees for Class II director. We have determined that directors Abston, Cunningham, Lee and Payne are not “independent directors” under the applicable rules because they are employees of the Company and/or the Bank.

Leadership Structure

Our board of directors and the board of Guaranty Bank & Trust each meet monthly. Our board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, as the board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the board. The board has determined that having our Chief Executive Officer serve as Chairman of the Board of Directors is in the best interests of our shareholders at this time. Our board of directors believes that this structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The board views this arrangement as also providing an efficient nexus between our organization and the board, enabling the board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board in a timely manner.

Because the positions of Chairman and Chief Executive Officer are held by the same person, our board of directors has designated Christopher B. Elliott to serve as Lead Independent Director. Among other things, the Lead Independent Director presides at all meetings of the board at which the Chairman is not present, including executive sessions of the independent directors; serves as liaison between the Chairman and the independent directors; has the authority to call meetings of the independent directors; and if requested by major shareholders, makes himself or herself available for consultation and direct communication.

Board Meetings

Our board of directors held 12 scheduled meetings in 2022. Information regarding meetings of the various committees is described below. All directors attended at least 75% of the board and committee meetings on which they served during 2022. Directors are encouraged to attend annual meetings of our shareholders, although we have no formal policy on director attendance at annual meetings. All of our directors attended the 2022 Annual Meeting of Shareholders.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the KSOP Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee

The current members of our Audit Committee are directors Elliott (Chairman), Brown, Bunch, Drake, Johnson and Nolan. Molly Curl served on our Audit Committee during 2022 until her retirement on February 15, 2023. Our board of directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (1) each of the members of our Audit Committee is an “independent director” under NYSE rules, (2) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) each of the members has the ability to read and understand fundamental financial statements. In addition, our board of directors has determined that director Johnson qualifies as a financial expert and has the financial sophistication required of at least one member of the Audit Committee by the rules of the NYSE and as an “audit committee financial expert” under the rules and regulations of the SEC. Our Audit Committee held eight scheduled meetings in 2022.

The Audit Committee assists the board of directors in its oversight of the integrity of our financial statements, the selection, engagement, management and performance of our independent auditor that audits and reports on our consolidated financial statements, the performance of our internal audit function, the review of reports of bank regulatory agencies and monitoring management’s compliance with the recommendations contained in those reports and our compliance with legal and regulatory requirements related to our financial statements and reporting. Among other things, our Audit Committee has responsibility for:

•
selecting and reviewing the performance of our independent auditor and approving, in advance, all engagements and fee arrangements;
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reviewing reports from the independent auditor regarding its internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by governmental or professional authorities, and any steps taken to deal with such issues;
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reviewing the independence of our independent auditor and setting policies for hiring employees or former employees of our independent auditor and for audit partner rotation and independent auditor rotation in accordance with applicable laws, rules and regulations;
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resolving any disagreements regarding financial reporting between management and the independent auditor;
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overseeing our internal audit function;
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reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and monitoring management’s compliance with recommendations contained in those reports;
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meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures, and to address any deficiencies in such procedures;
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monitoring management’s compliance all applicable laws, rules and regulations;
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reviewing our earnings releases and reports filed with the SEC;
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preparing the Audit Committee report required by SEC rules to be included in our annual report;
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reviewing the adequacy and effectiveness of our accounting and financial controls, including guidelines and policies for assessing and managing our risk exposure;
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establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Company employees of concerns, regarding questionable accounting or auditing matters;
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reviewing actions by management on recommendations of the independent auditors and internal auditors; and
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handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on our website at gnty.com.

Whitley Penn Fees

The following table presents fees for professional services rendered by Whitley Penn for 2022 and 2021:

	2022	2021
Audit fees	$375,000	$283,500
Audit-related fees	30,250	27,500
Tax fees	31,400	24,500
All other fees	3,000	3,000

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee selects and oversees our independent auditor. In addition, it is required to pre-approve the audit and non-audit services performed by our independent auditor to ensure that they do not impair the auditor’s independence. Federal securities regulations specify the types of non-audit services that an independent auditor may not provide to us and establish the Audit Committee’s responsibility for administration of the engagement of our independent auditors. During 2022, the Audit Committee pre-approved all services provided to us by our independent auditor.

Report of the Audit Committee of the Board of Directors

The Audit Committee’s general role is to assist the board of directors in overseeing the financial reporting process and related matters of the Company and its consolidated subsidiaries, including Guaranty Bank & Trust. Each member of the committee is “independent” as that term is defined by the NYSE rules.

The Audit Committee has reviewed and discussed with management and Whitley Penn the audited financial statements of the Company to be included in its Annual Report on Form 10-K for the year ended December 31, 2022.

The Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board, including Auditing Standard No. 16, Communications With Audit Committees, the rules of the SEC, and other applicable regulations. In addition, the Audit Committee discussed with the independent auditor the firm’s independence from our management and the Company, including the matters in the letter from the firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

Management is responsible for preparing the financial statements in accordance with accounting standards generally accepted in the United States of America with oversight by the Audit Committee. Whitley Penn LLP's responsibility is to plan and perform their audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). In giving its recommendation to the board of directors, the Audit Committee has relied on (1) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the reports of Whitley Penn LLP with respect to those financial statements.

Based on the review and discussion referenced above, the Audit Committee recommends to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors

Christopher B. Elliott (Chairman)

Jeffrey W. Brown

James S. Bunch

Bradley K. Drake

Carl Johnson, Jr.

James M. Nolan, Jr.

Compensation Committee

The members of our Compensation Committee are directors Bunch (Chairman), Baker, Drake, Elliott and Nolan. Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under NYSE rules. Our board has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Our Compensation Committee held four scheduled meetings in 2022.

The Compensation Committee assists the board of directors in its oversight of our overall compensation structure, policies and programs and assessing whether such structure meets our corporate objectives, the compensation of our named executive officers ("NEOs") and the administration of our compensation and benefit plans.

Among other things, our Compensation Committee has responsibility for:

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reviewing and determining, and recommending to the board of directors for its confirmation, the annual compensation, annual incentive compensation and any other matter relating to the compensation of our NEOs; all employment agreements, severance or termination agreements, change in control agreements to be entered into between any executive officer and us; and modifications to our philosophy and compensation practices relating to compensation of our directors and management;
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reviewing and determining, and recommending to the board of directors for its confirmation, the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;
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taking all actions required or permitted under the terms of our benefit plans, with separate but concurrent authority;
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reviewing, approving and administering each of our benefit plans, and performing such other duties and responsibilities and may be assigned to the Compensation Committee under the terms of such plans;
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reviewing with our Chief Executive Officer the compensation payable to employees other than the NEOs, including equity and non-equity incentive compensation and other benefits and our total incentive compensation program envisioned for each fiscal year;
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consulting with our Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;
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reviewing the performance of our NEOs;
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reviewing and discussing with management any compensation discussion and analysis included in our annual meeting proxy statements and any other reports filed with the SEC and determining whether or not to recommend to our board of directors that such compensation discussion and analysis be so included;
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preparing the Compensation Committee report required by SEC rules to be included in our annual report;
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overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our board of directors relating to these matters;
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overseeing and making recommendations to the board of directors regarding the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and golden parachute compensation and approval of equity compensation plans;
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conducting an annual evaluation of the performance of the Compensation Committee and the adequacy of its charter and recommending to the board of directors any changes that it deems necessary; and

•
handling such other matters that are specifically delegated to the Compensation Committee by our board of directors from time to time.

Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on our website at gnty.com.

Compensation Committee Interlocks and Insider Participation

During 2022, our Compensation Committee consisted of directors Bunch (Chairman), Baker, Drake, Nolan and Elliott. During 2022, no member of our Compensation Committee was an officer or employee of the Company or Guaranty Bank & Trust. During 2022, no member of our Compensation Committee was party to any transaction requiring disclosure in this proxy statement. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are directors Elliott (Chairman), Baker, Bunch, Drake, Johnson and Nolan. Our board of directors has evaluated the independence of each of the members of our Corporate Governance and Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance and Nominating Committee meets the definition of an “independent director” under NYSE rules. Our Corporate Governance and Nominating Committee held four scheduled meetings in 2022.

The Corporate Governance and Nominating Committee assists the board of directors in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on the board of directors of the Company and each of our subsidiaries, monitoring the composition and functioning of the standing committees of the board of directors of the Company and each of our subsidiaries, developing, reviewing and monitoring the corporate governance policies and practices of the Company and each of our subsidiaries.

Among other things, our Corporate Governance and Nominating Committee is responsible for:

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reviewing the performance of our board of directors and each of our subsidiaries;
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identifying, assessing and determining the qualification, attributes and skills of, and recommend, persons to be nominated by our board of directors for election as directors and to fill any vacancies on the board of directors of the Company and each of our subsidiaries;
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reviewing the background, qualifications and independence of individuals being considered as director candidates, including persons proposed by our shareholders;
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reviewing and recommending to our board of directors each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status;
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reviewing the size and composition of the board of directors of the Company and each of our subsidiaries as a whole, and recommend any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity;
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monitoring the function of our standing committees and recommending any changes, including the director assignments, creation or elimination of any committee;
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developing, reviewing and monitoring compliance with our corporate governance guidelines and the corporate governance provisions of the federal securities laws and the listing rules applicable to us;
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investigating any alleged violations of such guidelines and the applicable corporate governance provisions of federal securities laws and listing rules, and reporting such violations to our board of directors with recommended corrective actions;
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reviewing our corporate governance practices in light of best corporate governance practices among our peers and determining whether any changes in our corporate governance practices are necessary;
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considering any resignation tendered to our board of directors by a director and recommend the acceptance of such resignation if appropriate;
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considering questions of possible conflicts of interest involving directors, including operations that could be considered competitive with our operations or otherwise present a conflict of interest;

•
reviewing and approving all related person transactions in accordance with our policy and procedures;
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overseeing our director orientation and continuing education programs for the board of directors;
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reviewing its charter and recommending to our board of directors any modifications or changes; and
•
handling such other matters that are specifically delegated to the Corporate Governance and Nominating Committee by our board of directors from time to time.

Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Corporate Governance and Nominating Committee is available on our website at gnty.com.

Director Qualifications

In carrying out its functions, the Corporate Governance and Nominating Committee will develop qualification criteria for all potential nominees for election, including incumbent directors, board nominees and shareholder nominees to be included in the Company’s future proxy statements. These criteria may include the following attributes:

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adherence to high ethical standards and high standards of integrity;
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sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on the board of directors and the specific committee for which he or she is being considered;
•
evidence of leadership, sound professional judgment and professional acumen;
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evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;
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a willingness to abide by any published code of conduct or ethics for the Company and to objectively appraise management performance;
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the ability and willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a director;
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any related person transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and
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the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of the Company and the interests of our shareholders.

The Corporate Governance and Nominating Committee will also evaluate potential nominees for the Company’s board of directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with applicable SEC and NYSE rules (to ensure that, at all times, at least a majority of our directors are independent). Although we do not have a separate diversity policy, the committee considers the diversity of the Company’s directors and nominees in terms of knowledge, experience, skills, expertise and other demographics that may contribute to the Company’s board of directors.

Prior to nominating or, if applicable, recommending an existing director for reelection to the Company’s board of directors, the Corporate Governance and Nominating Committee will consider and review the following attributes with respect to each existing director:

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attendance and performance at meetings of the Company’s board of directors and the committees on which such director serves;
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length of service on the Company’s board of directors;
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experience, skills and contributions that the existing director brings to the Company’s board of directors;
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independence and any conflicts of interest; and
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any significant change in the director’s status, including the attributes considered for initial membership on the Company’s board of directors.

KSOP Committee

The KSOP Committee is responsible for managing the operation and administration of our KSOP. The KSOP Committee serves as the trustee of our KSOP and its members are appointed by our board of directors. The current voting members of our KSOP Committee are directors Johnson (Chairman), Brown and Elliott. William D. Priefert served on the KSOP Committee during 2022 until his retirement on July 20, 2022. Ms. Curl served on the KSOP Committee during 2022 until her retirement on February 15, 2023. Our KSOP Committee held four scheduled meetings in 2022.

Code of Conduct; Code of Ethics for Chief Executive Officer and Senior Financial Officers

Our board of directors has adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct sets forth the standard of conduct that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. In addition, our board of directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to our Chief Executive Officer, our Chief Financial Officer and any other officer serving in a finance function and sets forth specific standards of conduct and ethics that we expect from such individuals in addition to those set forth in the Code of Conduct. Our Code of Conduct and our Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available on our website at gnty.com. We expect that any amendments to the Code of Conduct or the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, or any waivers of their respective requirements, will be disclosed on our website, as well as any other means required by NYSE rules or the SEC.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist our board of directors in the exercise of its fiduciary duties and responsibilities and to promote the effective functioning of our board of directors and its committees. Our Corporate Governance Guidelines are available on our website at gnty.com.

Insider Trading Policy

The Company has adopted an Insider Trading Policy which sets forth the procedure regarding trading by insiders in securities of the Company. Our Insider Trading Policy is available on our website at gnty.com.

Shareholder Communications with the Board

The board of directors has established the following procedure to enable anyone who has a concern regarding Guaranty to communicate that concern directly to an individual director, the board as a group, or a specified committee or group, including the independent directors as a group. Any such communication should be made using the following contact information:

Guaranty Bancshares, Inc.

c/o Corporate Secretary

16475 Dallas Parkway, Suite 600

Addison, Texas 75001

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Communications may be confidential or anonymous. Guaranty will initially receive and process communications before forwarding them to the addressee. Communications may also be referred to other departments within Guaranty. Guaranty generally will not forward to the directors a communication that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about Guaranty.

Concerns about questionable accounting or auditing matters or possible violations of the Code of Conduct or Code of Ethics for Chief Executive Officer and Senior Financial Officers should be reported under the procedures outlined in the Code of Conduct and Code of Ethics, which are available on Guaranty’s website at gnty.com.

Human Capital

Our culture is one of employee ownership and it is something we take very seriously. In 2016, we formally documented our culture in a book called “The Guaranty Culture,” which we give to all prospective new hires and directors before they join our team so that they clearly understand who we are, how we work, what we believe, how we make decisions and what we admire in people.

We are committed to attracting, retaining and promoting top quality talent regardless of gender, sexual orientation, race, color, national origin, age, religion and physical ability. We strive to identify and select the best candidates for all open positions based on qualifying factors for each job. We are dedicated to providing a workplace for our employees that is inclusive, supportive, and free of any form of discrimination or harassment; rewarding and recognizing our employees based on their individual results and performance; and recognizing and respecting all of the characteristics and differences that make each of our employees unique. We believe that our diverse workforce is representative of our customers in the community and enables us to better serve our customers, enhancing our success as a company. We will continue to embrace diversity and approach it in a manner consistent with our philosophy, by focusing on our employees, our customers, and the communities we serve.

As of December 31, 2022, we employed 494 full-time equivalent employees. We provide extensive training to our employees in an effort to ensure that our customers receive superior customer service. None of our employees are represented by any collective bargaining unit or are parties to a collective bargaining agreement. The Company believes in maintaining progressive employment policies, as well as a competitive wage and benefit package. We consider our relations with our employees to be good and we were recently named one of Texas Monthly’s Best Companies to Work for in Texas for the 13th year in a row.

We understand that our ability to successfully deploy our financial capital is directly related to our ability to bring the right talents together to lead our teams. This focus on human capital has rewarded us with a cohesive group of directors, officers and employees that we believe is our greatest asset. We have invested in a robust management development program designed to develop comprehensive bankers who understand all aspects of our operations and embrace our core values. The training program generally lasts 12-18 months and includes rotations through each primary department of the Bank. Successful graduates of our training program typically rise up to leadership positions, both in lending and operational roles. Several of the Bank’s market presidents and managers are graduates of our training program.

We continue to expand and grow the offerings provided through a program called Guaranty University. This is an online professional and continuing education resource for our employees. In addition, we offer a Leadership Development Program (LDP) that caters to our senior leadership and has proven to be a valuable source of growth and development to these participants. In 2022, we launched the Emerging Leaders Program for many of the Vice Presidents and Assistant Vice Presidents of the Company, in which employees who exhibit leadership aptitude, participate in online courses, in-person leadership classes and team building activities that allow them to learn about and improve upon various leadership traits and skills.

Many of our employees choose to contribute to an Employee Benefit Fund, which serves to assist their co-workers in times of need. This Fund proved helpful to many of our employees and since its inception, has paid out over $385,000 to employees in need.

As of February 28, 2023, our Company directors, executive officers and employee stock ownership plan ("KSOP"), as a group, beneficially owned approximately 25.0% of our outstanding shares of common stock. Our KSOP owned 8.3% of our outstanding shares. Many of our employees’ interests in the KSOP represent material portions of their net worth, particularly our long-tenured employees. We believe that the KSOP’s material ownership position promotes an owner-operator mentality among our employees, from senior officers to entry-level employees, which we believe enhances our employees’ dedication to our organization and its long term success. Finally, our full-time employees are offered a variety of comprehensive benefits including medical, dental, vision, basic life, voluntary life, short-term and long-term disability insurance plans, as well as flexible spending accounts, employee stock ownership plan with 401(k) provisions, paid time off and paid holidays.

EXECUTIVE COMPENSATION AND OTHER MATTERS

We discuss below our compensation program for our NEOs. Our NEOs for 2022, which consist of our principal executive officer, our chief financial officer and the three other most highly compensated executive officers, are:

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Tyson T. Abston, Chairman of the Board and Chief Executive Officer;
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Clifton A. Payne, Senior Executive Vice President and Chief Financial Officer;
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Kirk L. Lee, President;
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Charles A. Cowell, Senior Executive Officer (Bank); and
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Harold E. Lower, II, Executive Vice President (Bank).

Scope of Authority and Role of the Compensation Committee

The Compensation Committee, either as a committee or together with the other independent directors of the Company, oversees the compensation of the Company’s NEOs. Our Chairman and Chief Executive Officer annually reviews the performance of each of the Company’s and its subsidiaries’ executive officers (other than himself). The conclusions reached and the compensation recommendations based on these reviews, including with respect to salary adjustments and bonuses, are presented to the Compensation Committee. The Compensation Committee evaluates the Chairman and Chief Executive Officer’s performance in light of the Company's goals and objectives relevant to his compensation and, either as a committee or together with the other independent directors of the Company, determines and approves the Chairman and Chief Executive Officer’s compensation level. The Chairman and Chief Executive Officer is not involved with any aspect of determining his own pay. Specific roles and responsibilities of the Compensation Committee are further described under “CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS – Compensation Committee.”

Executive Compensation Philosophy

The Company has an executive compensation program designed to offer competitive cash and equity compensation and benefits that will attract, motivate and retain highly qualified and talented executives who will help maximize the Company’s financial performance and earnings growth. Our philosophies are intended to align the interests and incentives of our NEOs with those of our shareholders by associating a substantial portion of each NEO's compensation to achievement of performance goals that are consistent with our strategies and include the following principles and objectives:

Pay for Performance

A significant percentage of executive compensation is in the form of at-risk incentive elements that are based on both Company and individual performance against goals and strategies that are aligned with our long-term goals and drive increases in shareholder value

Competitive Total Compensation	We aim to offer competitive compensation that enables us to attract, motivate and retain high-performing executives with the knowledge and skills to successfully execute our strategies
Align NEO Incentives with Shareholder Incentives	A portion of our NEOs’ total compensation is delivered in the form of stock-based incentives
Encourage Long-Term Decision-Making	Our long-term incentive compensation program includes awards with multiyear overlapping performance or restriction periods
Reinforce Strong Risk Management	Our compensation program is designed to incentivize actions that create sustainable shareholder value, thereby minimizing excessive or inappropriate risk-taking
Maintain Strong Culture

Our compensation program includes consideration of non-financial objectives that drive shareholder value including key cultural values such as leadership, teamwork, employee development and community engagement

We compensate our NEOs through a mix of base salary, discretionary cash bonuses, long-term incentive compensation and other benefits, which include, to a certain extent, perquisites. We believe the current mix and value of these compensation elements provide our NEOs with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and each executive’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.

In general, it is the Company’s compensation policy to target total compensation for each of our executives to be in a competitive range of our peer group (as described below). Actual compensation realized by NEOs is primarily based on the Company’s performance. In addition to the external competitiveness, the Committee evaluates the following factors when making total compensation decisions for the NEOs:

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Performance (including Company, area of oversight and individual);
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Experience;
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Strategic importance;
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Relationships with regulators, auditors and other stakeholders;
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Technical implications such as tax, accounting and shareholder dilution; and
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Advice from our independent compensation consultants.

The Committee does not assign a specific weighting to these factors and may exercise its discretion when making compensation decisions for NEOs. Mr. Abston makes recommendations to the Committee on the pay levels of his direct reports, including other NEOs, for the Committee’s review and approval. The Committee reviews a total compensation report for Mr. Abston annually and uses this report when making total compensation decisions for him. Mr. Abston does not make recommendations to the Committee on his own pay levels. The Committee, in an executive session and without Mr. Abston present, determines the pay levels for Mr. Abston to be ratified by the Board.

The Committee does not maintain a stated policy with regard to the allocation of cash and non-cash components of compensation. However, the allocation of cash and non-cash compensation for each of the NEOs is reviewed by the Committee annually.

In general, the Committee does not take into account amounts realizable from prior compensation when making future pay decisions. However, previous grant date amounts and values are considered, particularly when establishing long-term incentive award grant levels.

Our Compensation and Governance Best Practices

We continually evaluate our executive compensation practices and policies. We believe the following practices and policies promote sound compensation governance and are in the best interests of our shareholders and executives:

What We Do		What We Don’t Do
☑	Pay-for-performance compensation philosophy	☒	No single-trigger or excessive change-of-control severance benefits
☑	Ensure an appropriate amount of total compensation is at-risk	☒	Only limited perquisites
☑	Multi-year vesting and performance periods for equity grants	☒	No employment contracts with tax gross up provisions
☑	Long-term incentives are largely contingent on stock performance	☒	No reward for imprudent, inappropriate or unnecessary risk-taking
☑	Independent compensation consultant	☒	No guaranteed minimum cash bonus payments to any of our NEOs
☑	Annual assessment of compensation risks	☒	No repricing of stock options

Competitive Positioning and Benchmarking

Periodically, the Committee engages outside compensation consultants to evaluate whether our compensation practices are consistent with meeting our objectives. The committee has authority to retain outside counsel, experts, compensation consultants and other advisors, as needed. In these engagements, the Committee instructs the consultant to compare our compensation practices and compensation levels to those of a peer group of similarly situated financial services companies. The consultant then provides the Committee with analyses and recommendations.

In July 2021, the Committee engaged and met with Pearl Meyer & Partners (“Pearl Meyer”) to review and advise the Committee on executive compensation matters. At this meeting, Pearl Meyer presented the Committee with its findings, which it based on a study of 2020 data (the most recent data then available).

The Pearl Meyer analyses compared the compensation of our NEOs to a representative sample of 12 publicly traded financial institutions that were comparable to the Company in either location or asset size or in performance measures. This peer group consisted of the following companies:

• Allegiance Bancshares, Inc. • Business First Bancshares, Inc. • First Guaranty Bancshares, Inc. • Guaranty Federal Bancshares, Inc. • Hawthorn Bancshares, Inc. • Investar Holding Corporation	• Landmark Bancorp, Inc. • Southern Missouri Bancorp, Inc. • Southside Bancshares, Inc. • Spirit of Texas Bancshares, Inc. • Triumph Bancorp, Inc. • Veritex Holdings, Inc.

As a perspective for the Compensation Committee, Pearl Meyer’s assessment of the Company’s compensation practices and levels in the 2021 comprehensive reports concluded:

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The Company return on average assets ("ROAA") and return on average equity ("ROAE") were above average within the peer group with ROAA at the 57th percentile and ROAE at the 52nd percentile;
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Revenues for the trailing twelve months were in the 45th percentile of the peer group;
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The Company was top in our peer group for credit quality, with the lowest percentage of non-performing assets and non-performing loans ratios; and
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Market capitalization was in the 59th percentile of our peer group.

The results of the analyses were considered by the Committee in determining the appropriate components and amounts of executive compensation for 2022, as described below.

Named Executive Officers Compensation At Risk

The table below illustrates the 2022 at-risk compensation of our CEO and other NEOs. We believe this pay mix strengthens our emphasis on long-term equity incentive compensation and maintains an appropriate level of at-risk compensation, and further aligns the interests of our NEOs with shareholders.

	CEO Pay Mix - 2022	At-Risk	All Other NEOs Pay Mix - 2022	At-Risk
Base Salary	38.2%	0.0%	52.3%	0.0%
Annual Cash Bonus	52.4%	100.0%	32.8%	100.0%
Long-Term Incentives	9.4%	75.4%	14.8%	69.8%

To achieve the objectives of our compensation program, we use a mix of compensation components that are evaluated individually and in combination, including those described below. The Committee determines the level and percentage mix of compensation components it believes is appropriate for each executive, taking into account specific responsibilities within the Company, and similarly situated executive compensation.

Cash Compensation

Base Salary

The base salaries of our NEOs have been historically reviewed and recommended by the Compensation Committee and set annually by the Board of Directors as part of the Company’s performance review process in September of each year, with base salary changes effective on October 1st of each year as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our NEOs, the Compensation

Committee has relied on external market data obtained from outside sources, including data obtained from banking industry trade groups and our compensation consultants, Pearl Meyer. The Compensation Committee has also considered:

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each NEO's scope of responsibility;
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each NEO's years of experience;
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the types and amount of the elements of compensation to be paid to each NEO;
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our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and
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each NEO's individual performance and contributions to our company-wide performance, including leadership, team work and community service.

The Compensation Committee does not assign a specific weighting to these factors when making compensation decisions. No specific weighting is targeted for base salaries as a percentage of total compensation.

Base salaries approved for the NEOs for fiscal years 2022, 2021 and 2020 were as follows:

Named Executive Officer	2022 Base Salary	2021 Base Salary	2020 Base Salary	% Change vs. 2021	% Change vs. 2020
Tyson T. Abston	470,862	434,000	423,500	8.49%	11.18%
Kirk L. Lee	335,244	312,499	307,500	7.28%	9.02%
Clifton A. Payne	304,550	285,500	280,500	6.67%	8.57%
Charles A. Cowell*	310,032	—	—	—	—
Harold E. Lower, II*	278,900	—	—	—	—

*Messrs. Cowell and Lower were not NEOs in 2021 or 2020.

Cash Bonuses

Annual incentive awards are intended to recognize and reward those NEOs who contribute meaningfully to our performance for the year. In 2022, we utilized a formulaic approach to incentivize achievement of specific performance measures in determining the amount of bonuses paid under the terms of our Employee Bonus Plan.

Employee Bonus Plan. We sponsor an employee bonus plan that rewards officers and employees based on performance of individual business units of the Company. Earnings and growth performance goals for each business unit and for the Company as a whole are established at the beginning of the calendar year and approved annually by the board of directors. The bonus plan provides for a predetermined bonus amount to be contributed to the employee bonus pool based on (i) earnings targets and growth for individual business units and (ii) achieving certain pre-tax return on average equity and pre-tax return on average asset levels for the Company as a whole. These bonus amounts are established annually by our board of directors. In 2022, the bonus plan expense was $4.9 million based on a pre-tax return on average equity and a pre-tax return on average assets of 16.05% and 1.81%, respectively.

In determining whether to pay cash bonuses to an NEO for a given year and the amount of any cash bonus to be paid, the Compensation Committee considers the personal performance of the executive officer and contributions to the Company’s performance for the year, including leadership, teamwork and community service.

Long-Term Incentive Compensation

In order to motivate and retain our NEOs and to align executive compensation with the long-term objectives of the organization, the Compensation Committee considers market practices, external competitiveness, shareholder interests and advice from independent compensation consultants in establishing the type and amount of equity awards granted to our NEOs. Long-term incentive compensation includes equity awards under the 2015 Equity Incentive Plan.

2015 Equity Incentive Plan

In 2015, our board of directors and shareholders adopted and approved the Guaranty Bancshares, Inc. 2015 Equity Incentive Plan ("2015 Plan"). The purpose of our 2015 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees, directors and consultants and to promote the success of the Company’s and the Bank’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company. The following is a brief summary of the material terms of our 2015 Plan.

Our board of directors or one or more committees appointed by our board of directors administers the 2015 Plan. For this purpose our board of directors has delegated general administrative authority for the 2015 Plan to the Compensation Committee. Persons eligible to receive awards under the 2015 Plan include officers, directors, employees and consultants. The Compensation Committee determines from time to time the participants to whom awards will be granted.

The maximum number of shares of common stock that may be issued or transferred pursuant to awards under the 2015 Plan equals 1,100,000 shares, all of which may be subject to incentive stock option treatment. Under the terms of the 2015 Plan, the maximum aggregate number of shares of common stock that may be issued pursuant to all awards under the 2015 Plan, other than those subject to incentive stock option treatment, shall increase annually on the first day of each fiscal year following the adoption of the 2015 Plan by 20,000 shares, unless our board of directors determines a lesser amount. For each fiscal year after adopting the 2015 Plan, we determined not to increase the number of shares that may be issued under the plan. As a result, the maximum number of shares of common stock that may be issued or transferred pursuant to awards under the 2015 Plan continues to equal 1,100,000 shares, all of which may be subject to incentive stock option treatment. Additionally, the maximum number of shares that may be issued for awards to any single officer, employee or director participant during a calendar year for stock options and stock appreciation rights ("SARs"), is 300,000 shares (200,000 shares for non-employee members of the board of directors), for other stock-based awards (excluding stock options and SARs but including restricted stock and restricted stock units) is 150,000 shares (100,000 shares for non-employee members of the board of directors) and for cash awards is $2.0 million.

If any shares of stock covered by an award granted under the 2015 Plan are not purchased or are forfeited or expire, or if an award otherwise terminates without delivery of any shares of stock subject thereto, or is settled in cash in lieu of shares of stock, then the number of shares of stock counted against the aggregate number of shares of stock available under the 2015 Plan with respect to the award will again be available for making awards under the 2015 Plan.

Currently Outstanding Awards. As of February 28, 2023, 488,736 stock options and 18,490 restricted stock awards ("RSAs") were issued and outstanding under the 2015 Plan and an aggregate of 592,774 shares of our common stock remain available for issuance under the 2015 Plan. Other than as set forth above, no other types of incentive awards have been issued under the 2015 Plan as of February 28, 2023.

Adjustments for Changes in Capitalization. In connection with recapitalizations, stock dividends, stock splits, combination of shares or other changes in the stock, our Compensation Committee will make adjustments that it deems appropriate to the aggregate number of shares of common stock that may be issued under the 2015 Plan and the terms of outstanding awards.

Incentive Awards. The 2015 Plan authorizes the grant of stock options, SARs, restricted stock, restricted stock units, performance-based awards, as well as other awards described in the 2015 Plan. The 2015 Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.

Stock Options. A stock option is the right to purchase shares of common stock at a future date at a specified price per share generally equal to, but no less than, the fair market value of a share on the date of grant. An option may either be an incentive stock option ("ISO"), or a nonstatutory stock option ("NSO"). ISO benefits are taxed differently from NSOs, as described below under “—Federal Income Tax Treatment of Awards under the 2015 Plan.” ISOs also are subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the 2015 Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Compensation Committee.

Restricted Stock Awards. A restricted stock award ("RSA") is typically for a fixed number of shares of common stock that remain forfeitable unless and until specified conditions are met. Upon satisfaction of the applicable conditions, the holder of a restricted stock award may sell or transfer the shares.

Acceleration of Awards; Possible Early Termination of Awards. Upon a change in control of our Company, outstanding awards under the 2015 Plan will be assumed or substituted on substantially the same terms. However, if the successor corporation does not assume or substitute the outstanding awards, then vesting of these awards will fully accelerate, and in the case of options or SARs, will become immediately exercisable. For this purpose a change in control is defined to include certain changes in the majority of our board of directors, the sale of all or substantially all of our assets and the consummation of certain mergers or consolidations.

Transfer Restrictions. Subject to certain exceptions, awards under the 2015 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her.

Termination of or Changes to the 2015 Plan. Our board of directors may, in its discretion, amend, alter or terminate the 2015 Plan or any award outstanding under the 2015 Plan at any time and in any manner. Unless required by applicable law or listing agency rule, shareholder approval for any amendment will not be required. Unless previously terminated by our board of directors, the 2015 Plan will terminate on the tenth anniversary of its effective date. Outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.

Federal Income Tax Treatment of Awards under the 2015 Plan. Federal income tax consequences (subject to change) relating to awards under the 2015 Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

For NSOs, we are generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the 2015 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. We will generally have a corresponding deduction at the time the participant recognizes income. However, as for those awards subject to ISO treatment, we would generally have no corresponding compensation deduction.

If an award is accelerated under the 2015 Plan in connection with a change in control (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration, commonly called parachute payments, if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards which are not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, or do not fall within any other applicable exceptions, we may not be permitted a deduction in certain circumstances.

Until recently, Section 162(m) of the Internal Revenue Code imposed a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any tax year for the compensation paid or accrued to its principal executive officer and three highest compensated officers (other than the principal executive officer or the principal financial officer). However, on December 22, 2017, President Donald Trump signed the Tax Cuts and Jobs Act, or the TCJA, into law. The TCJA repeals certain exceptions to the deductible limit for performance-based compensation for tax years beginning after 2017. In addition, the TCJA requires compensation paid to the principal financial officer also be subject to the limit, in addition to the principal executive officer and three other highest compensated officers, or covered employees. Once an employee is treated as a covered employee, the individual remains a covered employee for all future years, including once they are no longer employed by the Company and with respect to payments made after the death of the covered employee.

Retirement Benefits

Employee Stock Ownership Plan

As of January 1, 1992, the Bank amended and restated its 401(k) profit sharing plan in its entirety as an Employee Stock Ownership Plan ("ESOP"), as defined in the Internal Revenue Code, and upon our acquisition of the Bank in 1997, the ESOP became the Guaranty Bancshares, Inc. Employee Stock Ownership Plan with 401(k) Provisions ("KSOP").

Our KSOP is designed to: (1) qualify as an employee stock ownership plan under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (2) allow participants to make elective contributions in accordance with the Internal Revenue Code; and (3) allow the Bank and/or the Company to make matching contributions and other contributions in accordance with the Internal Revenue Code and ERISA. Generally, each employee of the Company, Bank, and any affiliate becomes a participant in the plan eligible to make elective contributions and receive matching contributions as of the first day of the month coincident with or next following the earlier of (i) the date of hire in a position requiring the completion of 1,000 hours of service during a year, or (ii) completion of 1,000 hours of service during a year.

Employees may make elective “traditional” or “Roth” contributions to the plan, up to the maximum dollars amounts allowed annually by Internal Revenue Code and regulations. Five percent of an employee’s pay is automatically withheld as a traditional pre-tax elective contribution, unless the employee elects out. The Company has discretion to make matching contributions, on a dollar-for-dollar basis, with respect to salary deferrals up to a certain percentage of a participant’s compensation. In 2022, the Company contributed to the KSOP matching funds up to 5% of participant compensation. Elective contributions are always 100% vested, but the Company matching contributions are subject to a six-year vesting schedule.

Generally, participants have the ability to direct up to 60% of their total account into Company stock purchased on the open NYSE market at the prevailing market price at the time of purchase. Dividends paid on Company stock are automatically reinvested through purchase on the open market, unless a participant elects that the dividends be paid in cash. The KSOP also provides as investment options a diversified portfolio of highly quality mutual funds representing all industrial sectors and asset classes. Participants may divest the Company stock in their account at any time and elect any one of the other investment options available to them under the plan. However, certain participants are required to have such transactions preauthorized by the Company’s General Counsel. Without such preauthorization, transactions will not be processed.

The KSOP was restated for IRS “Cycle A-3” on December 14, 2016, and the IRS issued a Favorable Determination Letter on October 18, 2017. Upon the Company’s registration of its common stock on the Nasdaq, the KSOP was again restated on February 14, 2018 to reflect the public company status.

As of December 31, 2022, the KSOP held 1,091,957 shares of our common stock. Total contributions accrued or paid to the KSOP from all sources for the year ended December 31, 2022 was $4.5 million.

Nonqualified Deferred Compensation

We sponsor two separate nonqualified deferred compensation plans; the Executive Incentive Retirement Plan and the Executive Deferred Contribution Plan for the benefit of our NEOs and certain senior officers of the Bank. See “—Executive Incentive Retirement Plan” and “—Executive Deferred Contribution Plan” below for a discussion of the benefits available under the plans.

Executive Incentive Retirement Plan

We sponsor a nonqualified, non-contributory Executive Incentive Retirement Plan for the benefit of certain senior officers of the Bank, including all of our NEOs. This plan provides benefits to such personnel for the attainment of certain performance criteria in various predetermined amounts equal to targeted awards levels as adjusted for annual earnings performance of the Company. Contributions under this plan are granted annually on a deferred basis. Currently, depending on the officer, the Bank contributes between 3.0% and 12.25% of the officer’s salary each year into an unfunded deferral account, and each officer’s account balance is further credited each year by an amount equal to our annualized return on equity, subject to a minimum crediting rate of 5.0% and a maximum crediting rate of up to 13.0%. The Executive Incentive Retirement Plan’s normal retirement benefit is payable following separation from service after reaching age 65, and is payable over 120 months with a 7.5% post retirement interest rate.

This plan also provides a death benefit to the participants until separation of service. In order to fund the death benefits under the plan, we have purchased life insurance policies for the individuals participating in the plan, including our NEOs. In addition to utilizing bank-owned life insurance policies to fund the death benefits under the plan, we invest in bank owned life insurance due to its attractive nontaxable return and protection against the loss of its key employees. The cash surrender value of the life insurance policies held by us totaled $38.4 million for the year ended December 31, 2022. Our expenses and recorded liability related to the Executive Incentive Retirement Plan totaled $796,000 and $5.4 million, respectively, for and as of the year ended December 31, 2022.

The amount of the Company’s contribution to each NEO's account in the Executive Incentive Retirement Plan for 2022 is reflected in the Nonqualified Deferred Compensation table.

Executive Deferred Contribution Plan

All NEOs are eligible to participate in the nonqualified Executive Deferred Contribution Plan offered to a select group of executive officers and highly compensated employees. Participation is voluntary and provides participants the opportunity to defer income until a later date. Participants may elect to defer a portion of their salary, annual incentive bonus, and/or special compensation during an open enrollment period prior to the year in which the compensation is earned. Participants are 100% vested in the amounts credited to their unfunded deferred compensation account. The Company maintains a deferred compensation account for each participant. A participant may direct the investment of his or her account among the notional investment options available. A participant can elect to receive payment of deferred amounts upon termination of employment or after a specified calendar year. Payment options include a single lump sum or annual installments not to exceed 15 years.

Other Compensation Components

Benefits and Perquisites

Generally, our NEOs participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our NEOs, with a KSOP to assist our employees in planning for retirement and securing appropriate levels of income during retirement and to provide our employees with ownership in our organization.

We provide our NEOs with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. In 2022, we provided certain of our NEOs with the use of a Company-owned vehicle and/or with certain medical allowances for health examination expenses.

Compensation Committee Report

The compensation committee has reviewed and discussed the compensation discussion and analysis included in this proxy statement with management and, based on that review and discussion, the Compensation Committee recommend to the Board that the compensation discussion and analysis be included in the proxy statement. The Board approved the Compensation Committee’s recommendation.

Submitted by the Compensation Committee of the Board of Directors:

James S. Bunch (Chairman);

Richard W. Baker;

Bradley K. Drake;

Christopher B. Elliott; and

James M. Nolan, Jr.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our NEOs. Messrs. Abston, Lee and Payne have served as NEOs for all three fiscal years presented, whereas Messrs. Cowell and Lower have served as NEOs since the beginning of the 2022 fiscal year.

Name and Principal Company Position	Year	Salary	Non-Equity Incentive Plan Compensation (1)(2)	Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Tyson T. Abston	2022	$470,862	$663,603	$70,197	$28,461	$1,233,123
Chairman of the Board	2021	434,000	439,657	50,164	24,996	948,817
and Chief Executive Officer	2020	423,500	602,231	47,529	25,643	1,098,903

Kirk L. Lee	2022	$335,244	$271,955	$55,043	$23,279	$685,521
President	2021	312,499	189,825	39,446	21,007	562,777
	2020	307,500	236,400	37,437	19,485	600,822

Clifton A. Payne	2022	$304,550	$272,280	$63,033	$32,509	$672,372
Senior Executive Vice President	2021	285,500	183,437	45,360	26,393	540,690
and Chief Financial Officer	2020	280,500	241,626	43,280	24,930	590,336

Charles A. Cowell	2022	$310,032	$199,950	$40,962	$31,748	$582,692
Vice Chairman of the Board
and Senior Executive Officer (Bank)

Harold E. Lower, II	2022	$278,900	$94,680	$15,923	$17,480	$406,983
Executive Vice President (Bank)

(1) The amounts in this column for the fiscal years ended December 31, 2022, 2021 and 2020 include performance-based cash bonuses of $646,443, $424,177 and $586,751, respectively, earned by Mr. Abston, $260,155, $178,825 and $225,400, respectively, earned by Mr. Lee and $261,480, $173,437 and $231,626, respectively, earned by Mr. Payne pursuant to the Company’s employee bonus plan. The amounts in this column for the fiscal year ended December 31, 2022 include performance-based cash bonuses of $172,500 earned by Mr. Cowell and $77,000 earned by Mr. Lower pursuant to the Company’s employee bonus plan.

(2) The amounts in this column for the fiscal years ended December 31, 2022, 2021 and 2020 also include the amount of vested contributions of $17,160, $15,480 and $15,480, respectively, earned by Mr. Abston, $11,800, $11,000 and $15,480, respectively, earned by Mr. Lee and $10,800, $10,000 and $10,000, respectively, earned by Mr. Payne pursuant to the Company’s Executive Incentive Retirement Plan. The amounts in this column for the fiscal year ended December 31, 2022 include the amount of vested contributions of $27,450 earned by Mr. Cowell, and $17,680 earned by Mr. Lower pursuant to the Company’s Executive Incentive Retirement Plan.

(3) The amounts in this column represent the amount of interest earned on vested contributions under the Company’s Executive Incentive Retirement Plan and Executive Deferred Contribution Plan that exceed 120.0% of the applicable federal long-term rate.

(4) This column includes other compensation not properly reported elsewhere in this table. The All Other Compensation Table that follows provides additional detail regarding the amounts in this column.

All Other Compensation

The following table presents all other compensation in detail from the summary above for the fiscal year ended December 31, 2022.

Name	Year	Perquisites and Other Personal Benefits(1)	Group Term Life	401(k) Match	Total
Tyson T. Abston	2022	$11,074	$2,887	$14,500	$28,461
Kirk L. Lee	2022	4,525	4,254	14,500	23,279
Clifton A. Payne	2022	10,191	7,818	14,500	32,509
Charles A. Cowell	2022	8,649	8,598	14,500	31,748
Harold E. Lower, II	2022	—	2,980	14,500	17,480

(1) Amounts shown include wellness benefits, cash awards based on tenure and use of the Company car, as applicable.

Equity Awards

Grants of Plan-Based Awards

There were no grants of plan-based equity awards to any of our NEOs for the fiscal year ended December 31, 2022.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information relating to the unexercised options and nonvested restricted stock awards held by our NEOs as of December 31, 2022. All of the stock options shown in the table below were granted with a per share exercise price equal to the fair market value of our common stock on the grant date. Each of the stock options set forth below vests ratably in annual installments over a period of 10 years from the grant date, beginning on the first anniversary of the grant date. All of the restricted stock awards shown in the table below were granted under the 2015 Plan.

		Options Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Values of Shares of Stock That Have Not Vested(1)	Award Vesting Date
Tyson T. Abston	10/15/2014	44,000	11,000	$21.82	10/15/2024
	3/15/2019					3,740	$129,554	3/15/2024

Kirk L. Lee	10/15/2014	3,300	6,600	21.82	10/15/2024
	3/15/2019					2,200	76,208	3/15/2024

Clifton A. Payne	10/15/2014	5,500	5,500	21.82	10/15/2024

Charles A. Cowell	4/15/2015	12,000	—	20.91	10/15/2024

Harold E. Lower, II	10/15/2014	1,320	—	21.82	10/15/2024
	10/21/2020					2,310	80,018	3/15/2024

(1) Based on the $34.64 closing price on the last trading day of 2022.

The following table illustrates the 2015 Plan equity awards currently outstanding and securities remaining available for future issuance as of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	516,750	$28.06	583,250
Equity compensation plans not approved by security holders	—	—	—
Total	516,750	$28.06	583,250

Options Exercised and Stock Vested

The following table provides information about the stock options exercised and RSAs that vested during the fiscal year ended December 31, 2022 for each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Tyson T. Abston	—	$—	1,870	$67,806
Kirk L. Lee	—	—	1,100	39,886
Clifton A. Payne	—	—	3,300	115,984
Charles A. Cowell	—	—	—	—
Harold E. Lower, II	8,800	113,008	770	27,512

Nonqualified Deferred Compensation Table

The table below provides information about each NEO’s contributions and earnings with respect to the Company’s Executive Incentive Retirement Plan's nonqualified deferred compensation during 2022. There were no withdrawals or distributions during 2022. See “—Nonqualified Deferred Compensation” above for a discussion of the benefits available under the Company's nonqualified deferred compensation programs.

Name	Executive Contributions(1)	Company Contributions(2)	Aggregate Earnings(3)	Aggregate Balance at Dec. 31, 2022(4)
Tyson T. Abston*
Executive Incentive Retirement Plan	$—	$17,160	$101,395	$838,291
Kirk L. Lee*
Executive Incentive Retirement Plan	—	11,800	101,395	657,097
Clifton A. Payne
Executive Incentive Retirement Plan		10,800	91,047	752,112
Executive Deferred Contribution Plan	28,875	—	(2,498)	26,377
Charles A. Cowell
Executive Incentive Retirement Plan		27,450	20,483	213,931
Executive Deferred Contribution Plan	86,250	—	(5,015)	81,235
Harold E. Lower, II*
Executive Incentive Retirement Plan	—	17,680	23,000	192,020

* NEO does not participate in the Executive Deferred Contribution Plan.

(1) Executive contributions include voluntary contributions per the Executive Deferred Contribution Plan during the year. All contributions represent elective deferrals of amounts reported in the Summary Compensation Table as Nonqualified Deferred Compensation Earnings.

(2) Company contributions include vested Executive Incentive Retirement Plan grants contributed to NEOs during the year and is included in the Summary Compensation table as a component of Non-Equity Incentive Plan Compensation.

(3) Interest on the balance is calculated based on the return on equity of the Bank (13.18% in 2022) subject to a maximum of 13%.

(4) The amounts in this column also include amounts reported by the NEO in the Summary Compensation Table in previous years in the amount of $71,211 for Mr. Abston, $55,057 for Mr. Lee and $47,061 for Mr. Payne.

Potential Payments upon Termination or Change in Control

The table below provides our best estimate of the amounts that would be payable (including the value of certain benefits) to each of our NEOs had a termination hypothetically occurred on December 31, 2022 under various scenarios, including a termination of employment associated with a change in control. The table does not include payments or benefits under arrangements available on the same basis generally to all other eligible employees of the Company. The potential payments were determined under the terms of each NEOs employment agreement in effect on December 31, 2022, and in accordance with our plans and arrangements in effect on December 31, 2022. We also retain the discretion to provide additional payments or benefits to any of our NEOs upon any termination of employment or change in control.

The estimates below exclude the value of any accrued and unpaid vacation as any such amounts have been assumed to have been paid current at the time of the termination event. Under the terms of each NEO’s employment agreements, the NEO will be required to execute a release of claims and be subject to certain restrictive covenants as consideration for the payments disclosed in the table below.

Name	Upon Death	Without Cause or With Good Reason	Without Good Reason(1)	By Bank With Cause	Change in Control
Tyson T. Abston
Severance	$743,570	$1,982,853	$743,570	$—	$2,964,365
Executive Incentive Retirement Plan	1,338,291	838,291	838,291	—	838,291
Restricted Stock - Accelerated Vesting	129,554	129,554	129,554	—	129,554
Stock Options(2)	705,100	705,100	705,100	—	705,100
Group Term Life Insurance Proceeds	500,000	—	—	—	—
Total	$3,416,514	$3,655,797	$2,416,514	$—	$4,637,309
Kirk L. Lee
Severance	$472,324	$524,805	$472,324	$—	$787,207
Executive Incentive Retirement Plan	1,157,097	657,097	657,097	—	657,097
Restricted Stock - Accelerated Vesting	76,208	76,208	76,208	—	76,208
Stock Options(2)	126,918	126,918	126,918	—	126,918
Group Term Life Insurance Proceeds	500,000	—	—	—	—
Total	$2,332,547	$1,385,028	$1,332,547	$—	$1,647,430
Clifton A. Payne
Severance	$571,322	$501,159	$571,322	$—	$751,739
Executive Incentive Retirement Plan	1,252,112	752,112	752,112	—	752,112
Executive Deferred Contribution Plan	26,377	26,377	26,377	26,377	26,377
Stock Options(2)	141,020	141,020	141,020	—	141,020
Group Term Life Insurance Proceeds	500,000	—	—	—	—
Total	$2,490,830	$1,420,668	$1,490,830	$26,377	$1,671,247
Charles A. Cowell
Severance	$82,726	$393,933	$82,726	$—	$590,900
Executive Incentive Retirement Plan	713,931	213,931	213,931	—	213,931
Executive Deferred Contribution Plan	81,235	81,235	81,235	81,235	81,235
Stock Options(2)	164,760	164,760	164,760	—	164,760
Group Term Life Insurance Proceeds	500,000	—	—	—	—
Total	$1,542,652	$853,859	$542,652	$81,235	$1,050,826
Harold E. Lower, II
Severance	$140,943	$361,393	$140,943	$—	$542,090
Executive Incentive Retirement Plan	692,020	192,020	192,020	—	192,020
Restricted Stock - Accelerated Vesting	80,018	80,018	80,018	—	80,018
Stock Options(2)	16,922	16,922	16,922	—	16,922
Group Term Life Insurance Proceeds	500,000	—	—	—	—
Total	$1,429,905	$650,354	$429,905	$—	$831,051

(1) Without Good Reason includes termination by disability or retirement.

(2) Nonvested options are considered immediately vested and all unexercised options are considered exercised immediately in all scenarios except for By Bank With Cause, in which all vested and nonvested shares are forfeited. Proceeds from option exercises are calculated as the positive spread between the exercise price and the Company's stock price on the last trading day of 2022 of $34.64.

Agreements with Executive Officers

On March 15, 2019, we entered into employment agreements with Messrs. Abston, Lee, Payne and Cowell. On September 21, 2020, we entered into an employment agreement with Mr. Lower. Each agreement provides for a three year initial term, followed by automatic three year renewal terms if neither party elects to terminate at least thirty days prior to expiration of the term.

Each of the agreements with our NEOs provides for the payment of an annual base salary, which will be reviewed at least annually by our board of directors and which may be increased, but not decreased, as a result of that review. In addition to their base salary, each NEO is eligible to participate in all bonus plans and employee benefit plans that are applicable either to all employees or to our executive officers. The agreements also provide for certain expense reimbursements.

Under the terms of the agreements, each of our NEOs was granted a specified number of shares of restricted stock under our 2015 Equity Incentive Plan, which we refer to as the 2015 Plan. The shares will vest ratably over a period of five years, beginning on the first anniversary of the grant date.

Each agreement generally provides that if the NEO's employment is terminated without “cause” (as defined in the agreements), or if such officer resigns with “good reason” (as defined in the agreements), then, subject to the officer’s compliance with the restrictive covenants described below, the officer shall be entitled to a severance payment equal to the officer’s average annual Form W-2 compensation over the preceding three years less the average income received from restricted stock during those preceding three years or, in Mr. Abston’s case, equal to two times the officer’s average annual Form W-2 compensation over the preceding three years less the average income received from restricted stock during those preceding three years. Each payment is conditioned upon the execution of a release of all claims against the Company and its subsidiaries by the officer. Payment would be made over a period of one year for Messrs. Lee, Payne, Cowell and Lower and two years for Mr. Abston.

Additionally, each agreement provides that if the officer voluntarily resigns without good reason, subject to his compliance with the restrictive covenants described below, he shall be entitled to a payment equal to the product of (i) the officer’s average annual Form W-2 compensation over the preceding three years less the average income received from restricted stock during those preceding three years; (ii) the number of full calendar years of employment with the Bank through the date of termination of employment; and (iii) a “vesting multiplier,” which is equal to 1% if termination occurs between one and two years after the date of the agreement, 2% if termination occurs between two and three years after the date of the agreement, and 3% after the earlier of the third anniversary of the date of the agreement or the officer reaching age 65. This payment will be paid in equal installments over a three year period for Mr. Abston and over a two year period for Messrs. Lee, Payne, Cowell and Lower following termination, and is conditioned upon the execution of a release of all claims against the Company and its subsidiaries by the officer.

Each of the employment agreements contains a change in control provision that provides for a payment to the officer if his employment is terminated within the three months preceding or twelve months following a change in control, subject to execution of a release and compliance with the restrictive covenants described below. Mr. Abston would be entitled to receive an amount equal to 2.99 times his average annual Form W-2 compensation over the preceding three years less the average income received from restricted stock during those preceding three years, and Messrs. Lee, Payne, Cowell and Lower would be entitled to receive an amount equal to 1.5 times their respective average annual Form W-2 compensation over the preceding three years less the average income received from restricted stock during those preceding three years. Additionally, each officer would be entitled to such payment upon the one year anniversary of a change in control if his employment continues with our successor, subject to the officer’s execution of a release of all claims against the Company and its subsidiaries and compliance with the restrictive covenants described below. Any payments pursuant to the change in control provision are subject to compliance with restrictions imposed by the Code.

In consideration of the payments described above, each of our NEOs has agreed to be bound by certain restrictive covenants set forth in their respective employment agreement, which include confidentiality, non-solicitation and non-competition restrictions.

CEO Pay Ratio

In accordance with the applicable provisions of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our Chief Executive Officer.

We identified our median employee using all employees (excluding our CEO) as of December 31, 2022, consisting of approximately 494 full-time and part-time employees. We used gross income from our payroll records as reported to the Internal Revenue Service on Form W-2 for the year ended December 31, 2022. Gross income was annualized for those employees who were not employed for the full year. We determined the compensation for our median employee by calculating that employee’s annual total compensation using the same methodology we use for our NEOs in the Summary Compensation Table above.

For 2022, our median annual total compensation for all employees other than our CEO was $49,880. The annual total compensation for our CEO for the same period was $1,233,123 The ratio of our CEO's compensation to the median employee's compensation was 25 to 1.

As the SEC rules for identifying the median employee allow companies to apply various methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions, the pay ratio reported by our Company may not be comparable to the pay ratio reported by other companies, as other companies may have different geographic profiles, different employee populations and compensation practices and may use different methodologies, conclusions, exclusions, estimates and assumptions in calculating their pay ratios.

Pay Versus Performance

In accordance with the applicable provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information comparing the compensation of our principal executive officer (the “PEO”) and our other NEOs against various performance measures.

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(3)	Total Shareholder Return ("TSR")(4)	Peer Group TSR(5)	Company Net Income (000's)	ROAA
2022	$1,233,123	$1,333,944	$586,892	$642,333	$115.91	$96.25	$40,447	1.24%
2021	948,817	1,260,526	551,733	653,969	121.40	112.82	39,806	1.36%
2020	1,098,903	1,071,027	595,579	615,259	93.25	88.67	27,402	1.07%

(1) The Company’s non-PEO named executive officers for 2022 were Kirk L. Lee, Clifton A. Payne, Charles A. Cowell and Harold E. Lower, II. The Company’s non-PEO NEOs for 2021 and 2020 were Kirk L. Lee and Clifton A. Payne. The Company was an emerging growth company until December 31, 2021 and provided scaled compensation disclosures for 2021 and 2020.

(2) Tyson T. Abston was the Company's PEO for each of 2022, 2021 and 2020.

(3) Compensation actually paid is calculated as the total compensation plus (i) the change in fair value during the listed fiscal year of equity awards granted in prior years that remained outstanding and nonvested at the end of the listed fiscal year; and (ii) the change in fair value during the listed fiscal year through the vesting date of equity awards granted in prior years that vested during the listed fiscal year. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

(4) This assumes $100 was invested in Company common stock on December 31, 2019 and presents the total shareholder return, assuming the reinvestment of dividends, through the close of trading for the applicable year. The historical stock price performance for our common stock is not necessarily indicative of future stock performance.

(5) This assumes $100 was invested in the S&P U.S. Small Cap Banks Index on December 31, 2019 and presents the TSR, assuming the reinvestment of dividends, through the close of trading for the applicable year. The historical stock price performance for the S&P U.S. Small Cap Banks Index is not necessarily indicative of future stock performance.

Relationship Between Compensation Actually Paid and Performance Measures

The table below reflects the relationship between the PEO and the average non-PEO NEO compensation actually paid and the performance measures shown in the pay versus performance table from 2020 through 2022:

Period	Compensation Actually Paid to PEO(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)	GNTY's TSR	Peer Group's TSR	Net Income	ROAA
2020 to 2022	25%	4%	16%	-4%	48%	16%

From 2020 through 2022, the compensation of our PEO and the average compensation actually paid to non-PEO NEOs increased by 25% and 4%, respectively, compared to an average increase of 26% in the Company's combined measures of TSR, net income and ROAA.

The following financial performance measures represent, in the Company’s assessment, the most important financial performance measures the Company used to link compensation that it actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

•
ROAA;
•
Efficiency ratio;
•
Nonperforming assets to total assets; and
•
Net interest margin.

Compensation of Directors

We pay our outside directors based on the directors’ participation in board of directors and committee meetings held throughout the year, and Guaranty Bank & Trust pays its directors in the same manner. We do not pay inside directors any fees for their service on either board. During 2022, outside directors received an annual retainer of $21,000 ($6,000 for outside directors for Guaranty Bank & Trust). In addition, outside directors received $650 per board meeting attended with two absences allowed with pay ($1,100 for outside directors for Guaranty Bank & Trust). Outside directors also received a fee per committee meeting attended, which varied based on the particular committee. The Chairman of the Audit Committee received a fee of $625 per meeting attended, and the other members received a fee of $400 per meeting attended. The

Chairman of the Corporate Governance and Nominating Committee and the Chairman of the Compensation Committee each received a fee of $325 per meeting attended, and the other members of these committees received a fee of $225 per meeting attended. Directors serving on the KSOP Committee received a fee of $275 per meeting attended. Directors serving on the Trust Committee received a fee of $525 per meeting attended. Directors serving on the Executive Committee received a fee of $475 per meeting attended, and directors serving on the Directors Loan Committee received a fee of $375 per meeting attended. We typically pay an annual cash bonus to directors based on the Company's bonus plan. The bonus plan rewards directors, officers and employees based on achieving a certain pre-tax return on average equity and pre-tax return on average asset levels for the Company as a whole.

The following table sets forth compensation paid, earned or awarded during 2022 to each of our outside directors serving Guaranty Bancshares, Inc. and Guaranty Bank & Trust.

	Fees Earned or Paid in Cash(1)(2)
Name	Guaranty Bancshares, Inc.	Guaranty Bank & Trust	Total Compensation
Richard W. Baker	$54,451	$53,145	$107,596
Jeffrey W. Brown	57,626	53,895	111,521
James S. Bunch	58,501	50,670	109,171
Molly Curl(3)	58,076	—	58,076
Bradley K. Drake	54,901	34,849	89,750
Christopher B. Elliott	61,301	51,420	112,721
Carl Johnson, Jr.	57,801	53,520	111,321
James M. Nolan, Jr.	57,251	50,670	107,921
William D. Priefert(4)	40,126	26,045	66,171

(1) Includes retainers, chairperson fees, per-meeting fees and bonus compensation.
(2) Mr. Priefert voluntarily contributed $24,945 of his Company fees and $39,476 of his Bank fees into an Executive Deferred Contribution Plan.
(3) Molly Curl retired from the Company board on February 15, 2023.
(4) William Priefert retired from the Company and Bank boards on July 20, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Policies and Procedures Regarding Related Person Transactions

Transactions by Guaranty Bank & Trust or us with related persons are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by Guaranty Bank & Trust with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Guaranty Bank & Trust to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our board of directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and the NYSE concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of Guaranty Bancshares, Inc. include directors (including nominees for election as directors), executive officers, beneficial holders of more than five percent of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Corporate Governance and Nominating Committee for approval. In determining whether to approve a related person transaction, the Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related person’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related person, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. A copy of our Related Person Transactions Policy is available on our website at gnty.com.

Related Person Transactions

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction during the year ended December 31, 2022, and each proposed transaction in which:

•
we have been or are to be a participant;
•
the amount involved exceeds or will exceed $120,000; and
•
any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Ordinary Banking Relationships

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, Guaranty Bank & Trust or us in the ordinary course of business. These transactions include deposits, loans, wealth management products and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of December 31, 2022, no related person loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF THE COMPANY

The following table provides information regarding the beneficial ownership of our common stock as of February 28, 2023, for:

•
each person known to us to be the beneficial owner of more than five percent of our common stock;
•
each of our directors and NEOs; and
•
all of our directors and executive officers, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes shares over which a person exercises sole or share voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the options but are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise noted, the address for each shareholder listed on the table below is: c/o Guaranty Bancshares, Inc., 16475 Dallas Parkway, Suite 600, Addison, Texas 75001.

The table below calculates the percentage of beneficial ownership based on 11,943,432 shares of common stock outstanding as of February 28, 2023. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares	Percent of Class

Greater than 5% shareholders
Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions)(1)	995,126	8.33%

Directors and named executive officers
Tyson T. Abston(2)	148,066	1.24%
Richard W. Baker(3)	655,500	5.49%
Jeffrey W. Brown(4)	26,720	*
James S. Bunch(5)	155,000	1.30%
Charles A. Cowell(6)	55,896	*
Sondra Cunningham(7)	73,499	*
Bradley K. Drake(8)	220,000	1.84%
Christopher B. Elliott(9)	122,934	1.03%
Carl Johnson, Jr.(10)	57,200	*
Kirk L. Lee(11)	235,024	1.97%
Harold E. Lower, II(12)	43,653	*
James M. Nolan(13)	55,897	*
Clifton A. Payne(14)	275,771	2.31%

Other executive officers		*
Martin C. Bell(15)	74,430	*
W. Travis Brown(16)	16,661	*
Lisa Gallerano(17)	2,031	*
Shalene Jacobson(18)	17,585	*
A. Craig Roberts(19)	46,824	*
Robert P. Sharp(20)	114,227	*

All directors and executive officers as a group (19 persons)	2,983,766	24.98%

(1)

Each KSOP participant has the right to direct the KSOP trustee to vote the shares allocated to his or her account on all matters requiring the vote of our shareholders. In the event that a participant does not direct the KSOP trustee on how to vote his or her allocated shares, the KSOP trustee will determine how such shares are voted. The KSOP trustee also has the right to vote all shares held by the KSOP that are not allocated to the participants' accounts and may be deemed the beneficial owner thereof. The business address for our KSOP is 16475 Dallas Parkway, Suite 600, Addison, Texas 75001.

(2)

Includes 64,870 shares held by Mr. Abston individually, 55,000 of which have been pledged as collateral to secure outstanding debt obligations, 35,456 shares held by the Company’s KSOP and allocated to Mr. Abston’s account, 44,000 exercisable options and 3,740 nonvested shares of restricted stock.

(3)	Includes 644,500 shares held by Mr. Baker individually and 11,000 shares held by Mr. Baker's spouse.
(4)	All 26,720 shares are held in the JBGB Brown FLP, of which Mr. Brown is the general partner, 12,000 of which have been pledged as collateral to secure outstanding debt obligations.
(5)	All 155,000 shares are held jointly by Mr. Bunch and his spouse.
(6)

Includes 26,342 shares held by Mr. Cowell individually, all of which have been pledged as collateral to secure outstanding debt obligations, 6,044 shares held by the Company’s KSOP and allocated to Mr. Cowell's account, 12,000 exercisable options and 11,510 shares held in individual retirement accounts for Mr. Cowell and his spouse.

(7)	All 73,499 shares are held by the Company’s KSOP and allocated to Ms. Cunningham's account
(8)	All 220,000 shares are held by Mr. Drake individually, 30,000 of which have been pledged as collateral to secure outstanding debt obligations.
(9)	Includes 19,800 shares held individually by Mr. Elliott, 85,602 shares held jointly by Mr. Elliott and his spouse and 17,532 shares held by Mr. Elliott’s individual retirement account.
(10)	All 57,200 shares are held jointly by Mr. Johnson and his spouse, all of which have been pledged as collateral to secure outstanding debt obligations.
(11)

Includes 113,328 shares held jointly by Mr. Lee and his spouse, 116,196 shares held by the Company’s KSOP and allocated to Mr. Lee’s account, 3,300 exercisable options and 2,200 nonvested shares of restricted stock.

(12)

Includes 15,840 shares held individually by Mr. Lower, 8,800 of which have been pledged as collateral to secure outstanding debt obligations, 24,183 shares held by the Company's KSOP and allocated to Mr. Lower's account, 1,320 exercisable options and 2,310 nonvested shares of restricted stock.

(13)

Includes 5,156 shares held individually by Mr. Nolan, 20,531 shares held in Nolan 1995 Education Partners Ltd., of which Mr. Nolan is managing member, 28,206 shares held in Club Hill Partners, Ltd., in which Mr. Nolan is general partner and 2,004 shares held in the Mike Nolan Money Purchase Plan Trust, of which Mr. Nolan is a trustee.

(14)

Includes 110,000 shares held by Mr. Payne individually, 43,858 shares held by the Company’s KSOP and allocated to Mr. Payne’s account, 5,500 exercisable options and 116,413 shares held in Mr. Payne's individual retirement account.

(15)	Includes 24,463 shares held by Mr. Bell individually and 49,967 shares held by the Company’s KSOP and allocated to Mr. Bell’s account.
(16)

Includes 50 shares held by Mr. Brown individually, 2,271 shares held by the Company’s KSOP and allocated to Mr. Brown's account, 12,000 exercisable options and 2,340 nonvested shares of restricted stock.

(17)	Includes 21 shares held by Ms. Gallerano individually, 10 shares held by the Company’s KSOP and allocated to Ms. Gallerano’s account and 2,000 exercisable options.
(18)

Includes 11,893 shares held by Ms. Jacobson individually, 6,600 of which have been pledged as collateral to secure outstanding debt obligations, 1,182 shares held by the Company’s KSOP and allocated to Ms. Jacobson’s account, 2,200 exercisable options and 2,310 nonvested shares of restricted stock.

(19)

Includes 8,140 shares held jointly by Mr. Roberts and his spouse, 27,134 shares held by the Company’s KSOP and allocated to Mr. Robert’s account, 9,240 exercisable options and 2,310 nonvested shares of restricted stock.

(20)

Includes 30,250 shares held by Mr. Sharp individually, 11,000 of which have been pledged as collateral to secure outstanding debt obligations, 48,899 shares held by Robert Patrick Sharp Lifetime Trust, of which Mr. Sharp is a trustee, 28,478 shares held by the Company’s KSOP and allocated to Mr. Sharp’s account and 6,600 exercisable options.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 and the related regulations require our officers and directors, and anyone owning more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. We assist our directors and executive officers in complying with these requirements.

Based solely on our review of the copies of such reports we received with respect to fiscal year 2022, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than ten percent of our common stock have been timely complied with in accordance with Section 16(a) of the Exchange Act, except: a Form 4 for Mr. Travis Brown for the sale of 675 shares, which was filed late, a Form 4 for Mr. Lower for the exercise of 8,800 shares, which was filed late, a Form 4 for Mr. Sharp for the exercise of 11,000 shares, which was filed late and a Form 4 for Ms. Cunningham for a 3,000 share stock option award, which was filed late.

PROPOSAL 2 - NONBINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes the executive compensation program and the compensation decisions made by the Compensation and Benefits Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the "Named Executive Officers").

This proposal, commonly known as a "Say-on-Pay" proposal, gives you as a shareholder the opportunity to vote on our executive pay program. In accordance with Section 14A of the Exchange Act, the Board of Directors is requesting shareholder to cast a non-binding advisory vote on the following resolution:

"RESOLVED, that the shareholders of Guaranty Bancshares, Inc. approve the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables."

Our executive compensation program is based on a pay for performance philosophy that is designed to support our business strategy and align the interests of our executives with our shareholders. The Board of Directors believes that the link between compensation and the achievement of our long- and short-term business goals has helped our financial performance over time, while not encouraging excessive risk taking.

For these reasons, the Board of Directors is requesting shareholders to support this proposal. While this advisory vote is nonbinding, the Compensation Committee and the Board of Directors value the views of the shareholders and will consider the outcome of this vote in future executive compensation decisions.

The Board of Directors recommends a vote "FOR" approval of the compensation paid to the Company's Named Executive Officers.

PROPOSAL 3 - NONBINDING VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

In Proposal 2, shareholders are being asked to cast a non-binding advisory vote with respect to the compensation paid to our Named Executive Officers. This advisory vote is referred to as a "Say-on-Pay" vote. Pursuant to Section 14A of the Securities Exchange Act of 1934, in this Proposal 3, the Board of Directors is requesting shareholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Shareholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may abstain from casting a vote. Regardless of the outcome of this vote, we will ask you to vote on an advisory basis on the frequency of the say-on-pay vote at least once every six years.

This advisory vote is non-binding; however, the Board of Directors believes that an annual say-on-pay vote is appropriate.

PROPOSAL 4 -

RATIFICATION OF APPOINTMENT OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

Pursuant to the recommendation of the Audit Committee, the Board has appointed Whitley Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023. Whitley Penn LLP has served as the Company’s independent registered public accounting firm since 2015.

At the annual meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Whitley Penn LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting.

Shareholder ratification of the selection of Whitley Penn LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year is not required by the Company’s bylaws, state law or otherwise. However, the board of directors is submitting the selection of Whitley Penn LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Whitley Penn LLP. Even if the selection of Whitley Penn LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2023 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

SHAREHOLDER PROPOSALS AND NOMINATIONS

FOR 2024 ANNUAL MEETING

Shareholders interested in submitting a proposal for inclusion in the proxy statement for our 2024 annual meeting may do so by following the procedures set forth in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by us at our principal executive offices, addressed to Guaranty Bancshares, Inc., 16475 Dallas Parkway, Suite 600, Addison, Texas 75001, Attn: Corporate Secretary, no later than December 5, 2023. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8. However, as the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, under our bylaws, a shareholder who wishes to nominate an individual for election to our board of directors directly or to propose any business to be considered at an annual meeting (other than matters brought under Rule 14a-8) must deliver advance written notice of that nomination or business to us following certain procedures contained in our bylaws. To be timely, the notice must be received by our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2023 annual meeting, unless our 2024 annual meeting is held on a date that is not within 30 days before or after the first anniversary of the date of the 2023 annual meeting. In that case, to be timely, notice must be delivered not later than the close of business on the fifteenth day following the date on which notice of the date of the 2024 annual meeting is mailed or public disclosure of the date of the 2024 annual meeting is made, whichever occurs first.

To be in proper form, a shareholder’s notice must include all of the information about the proposal or nominee required by our bylaws. You may obtain a copy of our bylaws upon written request to our Corporate Secretary at our principal executive offices. The chairman of the annual meeting may refuse to acknowledge any director nomination or the proposal of any business not made in compliance with the procedures contained in our bylaws.

COST OF ANNUAL MEETING AND PROXY SOLICITATION

We will bear all costs associated with the 2023 annual meeting, including the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, email or other electronic means. No director, officer or employee will be paid any additional compensation for any solicitation activities, although we will reimburse to them any out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies, and may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of our common stock with an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the virtual meeting in person.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, to any shareholder upon written request to the attention of our Corporate Secretary, Guaranty Bancshares, Inc., 16475 Dallas Parkway, Suite 600, Addison, Texas 75001. The Company’s Annual Report on Form 10-K is also available free of charge on the Company’s website at gnty.com.

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the year ended December 31, 2022, as filed with the SEC, accompanies but does not constitute part of this proxy statement.

OTHER MATTERS

The board of directors does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the virtual annual meeting. Regardless of whether you plan to attend the virtual annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

Guaranty Bancshares Inc.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 2:00 p.m., Central Time, on May 17, 2023.

Online
Go to **www.envisionreports.com/GNTY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GNTY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 4, and for 1 YEAR on Proposal 3.

1. Election of Directors: To elect the following persons to serve as Class II directors of Guaranty Bancshares, Inc. to serve for a term of three years or until their successors are duly elected and qualified:

Nominee	For	Against	Abstain
01 - Tyson T. Abston	☐	☐	☐
02 - Richard W. Baker	☐	☐	☐
03 - Jeffrey W. Brown	☐	☐	☐
04 - James M. Nolan, Jr.	☐	☐	☐

Proposal	For	Against	Abstain
2. Non-binding advisory vote on the compensation of the Company's named executive officers (Say-on-Pay Vote).	☐	☐	☐
4. Ratification of appointment of Whitley Penn LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2023.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
3. Non-binding advisory vote on the frequency of shareholder advisory votes on executive compensation (Say-on-Frequency Vote).	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please execute this Proxy exactly as your name appears below. When shares are held by two or more persons as joint tenants, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03S5CE

The 2023 Annual Meeting of Shareholders of Guaranty Bancshares, Inc. will be held both in person at the Company's deposit operations center in the Region 8 Education building, 4845 US-271 N., Pittsburg, Texas 75686 and virtually via the Internet on Wednesday, May 17, 2023, at 2:00 p.m., Central Time.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

To register to attend the virtual meeting, please visit www.gnty.com/annualmeeting
Once registered, you will receive login information for the meeting via electronic mail or telephone call.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/GNTY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Guaranty Bancshares, Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 17, 2023

The undersigned hereby appoints Tyson T. Abston and Kirk L. Lee, and each of them, with power of substitution to each, to be the attorneys and proxies of the undersigned at the Annual Meeting of Shareholders (the 'Meeting') of Guaranty Bancshares, Inc., Addison, Texas (the 'Company'), to be held will be held both in person at the Company's deposit operations center in the Region 8 Education building, 4845 US-271 N., Pittsburg, Texas 75686 and virtually via the Internet on Wednesday, May 17, 2023, at 2:00 p.m., Central Time, and any adjournment(s) thereof, and to represent and vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on March 21, 2023, granting unto such attorneys and proxies, and to each of them and to their substitutes full power and authority to act for and in the name of the undersigned at such meeting and all adjournments thereof.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF THE PROXY IS DULY EXECUTED AND RETURNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' ELECTION OF THE FOUR CLASS II DIRECTOR NOMINEES, 'FOR' THE NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS (SAY-ON-PAY VOTE), FOR '1 YEAR' FOR THE NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION (SAY-ON-FREQUENCY VOTE) AND 'FOR' THE RATIFICATION OF APPOINTMENT OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

This Proxy may be revoked at any time before it is voted. Revocation may be affected by (i) written notice to the Company addressed to Guaranty Bancshares, Inc., 16475 Dallas Parkway, Suite 600, Addison, Texas 75001, Attn: Corporate Secretary, (ii) a subsequently dated proxy, (iii) logging into www.envisionreports.com/GNTY or calling 1-800-652-VOTE (8683) and following the instructions, or (iv) attending the in person or virtual annual meeting and voting during the live webcast of the annual meeting. No revocation will be effective until received by the Company at or prior to the Meeting. Such revocation will not affect a vote on any matters taken prior thereto. This proxy shall survive the disability of the undersigned.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.